EXHIBIT 4.1

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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                   dated as of
                                December 24, 2002

                                      among

                              ELIZABETH ARDEN, INC.
                  (formerly known as French Fragrances, Inc.),

                 the banks listed on the signature pages hereof,


                                    JPMorgan

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                              FLEET NATIONAL BANK,
                               as Collateral agent

                                      with

                   JPMORGAN CHASE BANK and FLEET NATIONAL BANK
                     as Co- Arrangers and Joint Bookrunners







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                                Table of Contents
                                -----------------

                                                                                                                               Page
ARTICLE I.              Definitions...............................................................................................1

          Section 1.01.        Definitions........................................................................................1
          Section 1.02.        Accounting Terms and Determinations...............................................................25
          Section 1.03.        Types of Borrowings...............................................................................26

ARTICLE II.             The Credits..............................................................................................26

          Section 2.01.        Commitments to Lend...............................................................................26
          Section 2.02.        Notice of Borrowings..............................................................................26
          Section 2.03.        Swingline Loans...................................................................................27
          Section 2.04.        Notice to Banks; Funding of Loans.................................................................29
          Section 2.05.        Notes.............................................................................................30
          Section 2.06.        Interest Rate Elections...........................................................................30
          Section 2.07.        Interest Rates....................................................................................32
          Section 2.08.        Fees..............................................................................................32
          Section 2.09.        Voluntary Reduction or Termination of Commitments.................................................33
          Section 2.10.        Maturity of Loans.................................................................................33
          Section 2.11.        Prepayments.......................................................................................33
          Section 2.12.        General Provisions as to Payments.................................................................34
          Section 2.13.        Funding Losses....................................................................................34
          Section 2.14.        Computation of Interest and Fees..................................................................35
          Section 2.15.        Letters of Credit.................................................................................35
          Section 2.16.        Application of Payments and Collateral............................................................38
          Section 2.17.        Pro Rata Treatment................................................................................39

ARTICLE III.            Conditions...............................................................................................40

          Section 3.01.        Effectiveness.....................................................................................40
          Section 3.02.        Each Credit Event.................................................................................42
          Section 3.03.        Effective Date Advances and Adjustments...........................................................42

ARTICLE IV.             Representations and Warranties...........................................................................43

          Section 4.01.        Corporate Existence and Power.....................................................................43
          Section 4.02.        Corporate and Governmental Authorization; No Contravention........................................43
          Section 4.03.        Binding Effect....................................................................................43
          Section 4.04.        Financial Information.............................................................................43
          Section 4.05.        Litigation........................................................................................44
          Section 4.06.        Compliance with ERISA.............................................................................44
          Section 4.07.        Environmental Matters.............................................................................44
          Section 4.08.        Taxes.............................................................................................44
          Section 4.09.        Subsidiaries......................................................................................44
          Section 4.10.        Not an Investment Company.........................................................................45
          Section 4.11.        Full Disclosure...................................................................................45
          Section 4.12.        Compliance with Laws and Agreements...............................................................45
          Section 4.13.        Governmental Approvals............................................................................45
          Section 4.14.        Locations.........................................................................................45
          Section 4.15.        Licenses; Trademarks; Distribution Agreements.....................................................45
          Section 4.16.        Inventory.........................................................................................46

TABLE OF CONTENTS, Page i

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          Section 4.17.        Security..........................................................................................47
          Section 4.18.        Quality of Inventory..............................................................................47
          Section 4.19.        Lockbox Accounts..................................................................................47
          Section 4.20.        Solvency..........................................................................................47
          Section 4.21.        Common Enterprise; Benefit Received...............................................................47

ARTICLE V.              Covenants................................................................................................47

          Section 5.01.        Information.......................................................................................47
          Section 5.02.        Payment of Obligations............................................................................50
          Section 5.03.        Maintenance of Property; Insurance................................................................50
          Section 5.04.        Conduct of Business and Maintenance of Existence..................................................50
          Section 5.05.        Compliance with Laws..............................................................................50
          Section 5.06.        Inspection of Property, Books and Records.........................................................50
          Section 5.07.        Additional Guarantors.............................................................................51
          Section 5.08.        Amendment of Certain Documents....................................................................51
          Section 5.09.        Investments.......................................................................................51
          Section 5.10.        Negative Pledge...................................................................................52
          Section 5.11.        Consolidations, Mergers and Sales of Assets.......................................................53
          Section 5.12.        Use of Proceeds and Letters of Credit.............................................................54
          Section 5.13.        Transactions with Affiliates......................................................................54
          Section 5.14.        Restricted Payments...............................................................................54
          Section 5.15.        Borrower or Guarantor Indebtedness................................................................54
          Section 5.16.        Sale and Lease Back Transaction...................................................................55
          Section 5.17.        Foreign Jurisdictions.............................................................................55
          Section 5.18.        Swap Agreements...................................................................................55
          Section 5.19.        Minimum Quarterly Consolidated Debt Service Coverage Ratio........................................55
          Section 5.20.        Minimum Availability..............................................................................56
          Section 5.21.        Restriction on Payment of Indebtedness............................................................56
          Section 5.22.        Lockbox and Deposit Accounts......................................................................57

ARTICLE VI.             Defaults.................................................................................................57

          Section 6.01.        Events of Default.................................................................................57
          Section 6.02.        Default...........................................................................................59
          Section 6.03.        Management; Collection of Accounts................................................................59
          Section 6.04.        Status of Accounts................................................................................60
          Section 6.05.        Collateral Custodian..............................................................................62
          Section 6.06.        Performance by the Agent..........................................................................62

ARTICLE VII.            The Administrative Agent.................................................................................62

          Section 7.01.        Appointment and Authorization.....................................................................62
          Section 7.02.        Agents and Affiliates.............................................................................63
          Section 7.03.        Action by Agent...................................................................................63
          Section 7.04.        Consultation with Experts.........................................................................63
          Section 7.05.        Liability of Agent................................................................................63
          Section 7.06.        Indemnification...................................................................................64
          Section 7.07.        Credit Decision...................................................................................64
          Section 7.08.        Successor Agents..................................................................................64
          Section 7.09.        Administrative Agent's Fees.......................................................................64
          Section 7.10.        Sub-Agent; Issuing Banks; Swingline Lender........................................................64

TABLE OF CONTENTS, Page ii

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          Section 7.11.        Perfection by Possession and Control; Deposit Accounts............................................65
          Section 7.12.        Powers and Immunities of Issuing Bank and Swingline Lender........................................65

ARTICLE VIII.           Change in Circumstances..................................................................................66

          Section 8.01.        Basis for Determining Interest Rate Inadequate or Unfair..........................................66
          Section 8.02.        Illegality........................................................................................66
          Section 8.03.        Increased Cost and Reduced Return.................................................................66
          Section 8.04.        Taxes.............................................................................................68
          Section 8.05.        Base Rate Loans Substituted for Affected LIBOR Loans..............................................69
          Section 8.06.        Substitution of Bank..............................................................................70

ARTICLE IX.             Miscellaneous............................................................................................70

          Section 9.01.        Notices...........................................................................................70
          Section 9.02.        No Waivers........................................................................................70
          Section 9.03.        Expenses; Indemnification.........................................................................70
          Section 9.04.        Setoffs...........................................................................................71
          Section 9.05.        Amendments and Waivers............................................................................72
          Section 9.06.        Successors and Assigns............................................................................72
          Section 9.07.        Governing Law; Submission to Jurisdiction.........................................................75
          Section 9.08.        Counterparts; Integration.........................................................................75
          Section 9.09.        WAIVER OF JURY TRIAL..............................................................................75
          Section 9.10.        Confidentiality...................................................................................75
          Section 9.11.        Replacement Note..................................................................................76
          Section 9.12.        Usury.............................................................................................76
          Section 9.13.        Independence of Covenants.........................................................................76
          Section 9.14.        Replacement/Restatement of Original Credit Agreement; Contribution; Intercompany Subordination....76



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TABLE OF CONTENTS, Page iii

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                         List of Exhibits and Schedules

                                    Exhibits
                                    --------

A              Form of Promissory Note

B Form of Opinion of Weil, Gotshal & Manges, LLP, counsel for the Borrower and the Guarantors

C              Form of Borrowing Base Certificate

D              Form of Consent and Subordination Agreement

E              Form of Compliance Certificate

F              Form of Assignment and Assumption Agreement

                                    Schedules
                                    ---------

1.01           Commitments

1.01(a)        Existing Letters of Credit

4.05           Litigation


4.09           Subsidiaries

4.14           Locations

4.15           Licenses, Trademarks and Distribution Agreements

4.19           Lockbox Accounts

5.09           Permitted Investments

5.10           Liens



LIST OF EXHIBITS AND SCHEDULES, Solo Page
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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

           THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of
December 24, 2002 among ELIZABETH ARDEN, INC. (formerly known as French
Fragrances, Inc.), a Florida corporation (the "Borrower"), the banks listed on the signature pages hereof, JPMORGAN CHASE BANK, as administrative agent and FLEET NATIONAL BANK, as collateral agent.

           WHEREAS, the Borrower, Fleet National Bank, in its capacity as administrative agent thereunder, and certain other financial institutions party thereto executed that certain Amended and Restated Credit Agreement dated as of January 29, 2001 (as amended or otherwise modified by the following: that certain First Amendment to Amended and Restated Credit Agreement dated July 20,
2001 and that certain Second Amendment to Amended and Restated Credit Agreement dated March 13, 2002, herein the "Original Credit Agreement") pursuant to which the banks party thereto extended a credit facility to the Borrower for revolving loans and letters of credit. The Original Credit Agreement amended and restated the terms of a Credit Agreement dated January 23, 2001.

           WHEREAS, certain of the banks party to the Original Credit Agreement have assigned all of their right, title and interest in and to the Original
Credit Agreement to certain of the banks party hereto pursuant to the terms of that certain Master Assignment and Acceptance dated December 24, 2002.

           WHEREAS, the Borrower has requested that: (i) JPMorgan Chase Bank assume the responsibilities as the administrative agent hereunder; (ii) Fleet
National Bank assume the role of the collateral agent hereunder; and (iii) the Original Credit Agreement be amended and restated as herein set forth. JPMorgan
Chase Bank has agreed to become the administrative agent, Fleet National Bank has agreed to remain the collateral agent and the parties hereto have agreed to otherwise amend and restate the Original Credit Agreement upon and subject to the terms and conditions set forth in this Agreement.

           NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions
                                   -----------

           Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

           "Acquisition" means the purchase or acquisition of all or substantially all of the assets of any Person, the purchase of a controlling equity interest in any Person, or the merger or consolidation of any Person with any other Person, in any transaction or group of transactions which are part of a common plan.

           "Accounts" means all accounts (as such term is defined in the Uniform
Commercial Code in effect in the State of New York (as the same may be amended or modified from time to time), whether now owned or hereafter acquired by the Borrower or any Domestic Subsidiary.

           "Acquisition Agreement" means that certain Purchase Agreement dated as of October 30, 2000 by and between the Borrower and the Seller, as amended.

           "Active Excess Inventory" means inventory on hand that is in excess of the Borrower's projected sales for the next twelve months.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 1
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           "Active No Requirement Inventory" means inventory on hand for which the Borrower does not have forecasted sales.

           "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent for itself, the Collateral Agent and the other Banks as appointed pursuant to the provisions of Article VII of this Agreement, and its successors in such capacity.

           "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

           "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with the Borrower. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, but not including Seller or its affiliates.

           "Agents" means, together, the Administrative Agent and the Collateral
Agent.

           "Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented, extended and modified from time to time.

           "Allowance Accounts" means accounts consisting of the returns reserve, salary support, sales allowance and co-op advertising.

           "Applicable Letter of Credit Fee" means, with respect to each Letter of Credit, a fee equal to the Applicable Margin for LIBOR Loans times the face amount of the Letter of Credit.

           "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and, (ii) in the case of its LIBOR Loans, its LIBOR Lending Office.

           "Applicable Margin" means, with respect to either Type of Loan, the applicable margin (expressed in basis points) in the column below for the applicable Type of Loan and opposite the Consolidated Total Debt/EBITDA Ratio set forth in the table below that corresponds with the actual Consolidated Total
Debt/EBITDA Ratio set forth in the most recent Compliance Certificate:



 ================ =================================================== ===================== ======================
                                     CONSOLIDATED
      TIER                        TOTAL DEBT/EBITDA                       LIBOR LOANS          BASE RATE LOANS
 ================ =================================================== ===================== ======================
        I         Greater than 4.5:1.0                                        300                    125
 ---------------- --------------------------------------------------- --------------------- ----------------------
       II         Less than or equal to  4.5:1.0  but  greater  than          275                    100
                  3.5:1.0
 ---------------- --------------------------------------------------- --------------------- ----------------------
       III        Less than or equal to 3.5:1.00  but  greater  than          250                    75
                  2.5:1.0
 ---------------- --------------------------------------------------- --------------------- ----------------------
       IV         Less than or equal to 2.5:1.0                               225                    50
 ================ =================================================== ===================== ======================


           Each Applicable Margin shall be determined by reference to Tier II for the period from the Effective Date until the first business day of the month following the day when the Compliance Certificate required in connection with the annual audited financial statements for the fiscal year ended January 31, 2003 is delivered. On such date, each Applicable Margin shall change in accordance with the Consolidated Total Debt/EBITDA Ratio set forth therein and the table set forth above. Thereafter, each Applicable Margin shall change



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 2

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effective commencing on the first business day of the month following the date when a quarterly Compliance Certificate required by Section 5.01(c) is delivered, such change to be made in accordance with the Consolidated Total Debt/EBITDA Ratio set forth therein and the table set forth above; provided, however, if any Compliance Certificate is not received by the date required by
Section 5.01(c), the Applicable Margins shall revert to Tier I until delivery of the next Compliance Certificate.

           "Applicable Percentage" of any Bank means the percentage of the aggregate Commitments represented by such Bank's Commitment.

           "Approved Location" means: (i) any location owned by the Borrower and as set forth in Schedule 4.14 attached hereto or identified in an inventory location report delivered under Section 5.01(g) as owned by the Borrower; (ii) any location set forth on Schedule 4.14 attached hereto or identified in an inventory location report delivered under Section 5.01(g) which is leased by the Borrower and for which a fully executed Consent and Subordination Agreement from the applicable landlord is delivered; (iii) any third party location set forth on Schedule 4.14 attached hereto or identified in an inventory location report delivered under Section 5.01(g) if: (A) a fully executed Consent and Subordination Agreement from the applicable third party vendor is delivered and
(B) the Borrower shall have taken such action as the Administrative Agent shall reasonably request to perfect and protect the Collateral Agent's security interest in any Collateral held at such third party location (including, without limitation, the filing of a financing statement in the proper jurisdiction naming the applicable third party as the debtor/bailee, the Borrower as the secured party/bailor and the Collateral Agent as the assignee and notifying the debtor/bailee's secured lenders of the Borrower's interest in the inventory held by such debtor/bailee); (iv) any other leased location for which a fully executed Consent and Subordination Agreement from the applicable landlord has been delivered as of the Effective Date; and (v) any third party location for which the actions described in sub-clause (A) of clause (iii) have been taken as of the Effective Date.

           "Arden Accounting System" means the computer accounting systems used to track the Purchased Assets which the Borrower continues to use following the Arden Acquisition.

           "Arden Acquisition" means the Acquisition of the Purchased Assets by the Borrower from Seller pursuant to the terms of the Acquisition Agreement which occurred in connection with the closing under the Original Credit Agreement.

           "Arden Inventory" means, that specific Arden inventory identified by Borrower to the Banks that existed in the Borrower's inventory prior to the Acquisition.

           "Assignee" means a Person who has been assigned a portion of the Loans pursuant to Section 9.06 hereof.

           "Assignment and Assumption" means an assignment and assumption entered into by a Bank and an Assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

           "Bank" means each bank or financial institution listed on the signature pages hereof, each Assignee, which becomes a Bank pursuant to Section 9.06, and their respective successors. References herein to a Bank or Banks may include the Issuing Banks or the Swingline Lender or both, as the context requires.




SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 3

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           "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, or (iii) the sum of 1% plus the Base CD Rate for such day. For purposes of this Agreement, any change in the Base Rate due to a change in the Prime Rate, Federal Funds Rate or the Base CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Rate or the Base CD Rate, respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (ii) or
(iii), or both, as appropriate, until the circumstances giving rise to such inability no longer exist. As used in this definition, the following terms have the following meanings:

                     "Assessment Rate" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Administrative Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by JPMorgan Chase Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices during the current calendar year.

                     "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

                     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, or its successor financial institution, at its principal office as its prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY JPMORGAN CHASE BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. JPMORGAN CHASE BANK OR ANY SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

                     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which JPMorgan Chase Bank is subject with respect to the Base CD Rate for new negotiable non-personal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

                     "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Domestic Business Day, the next preceding Domestic Business Day) by



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 4
           the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Domestic Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Domestic Business Day, on the next preceding Domestic Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by Administrative Agent.

           "Base Rate Borrowing" means any Loan or portion thereof subject to the Base Rate.

           "Base Rate Loan" means at any time a Loan outstanding hereunder which bears interest at such time at a rate based on the Base Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election or pursuant to Article VIII or pursuant to the other provisions hereof. The term "Base Rate Loan" includes all "Base Rate Loans" made under Article 2 of the Original Credit Agreement which are outstanding as of the Effective Date.

           "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

           "Borrower" means Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.), a Florida corporation

           "Borrowing" has the meaning set forth in Section 1.03.

           "Borrowing Availability" means the remainder of (a) Total Availability minus (b) the Committed Exposure.

           "Borrowing Base" shall mean, as of any date, the sum of the following, determined as of such date, without duplication:

                     (a) Eligible Accounts Receivable. The product of the Advance Percent (as defined below in this definition) multiplied by the aggregate amount of all Eligible Accounts Receivable; plus

                     (b) Eligible Finished Goods Inventory; Packaged. The lesser of:

                               (i) the product of the percentage set forth in either clause (A) or (B) below which is applicable as of the date of determination multiplied by the aggregate amount of all Eligible Finished Goods Inventory and Eligible Arden Finished Goods Inventory, in each case, which have been packaged for delivery to a customer and valued based on the lower of cost or market value:

                                        (A) In Season. if the date of
                    determination is during the two fiscal quarters beginning on or about May 1 and ending on or about October 31, seventy-five percent (75%); and


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 5

                                        (B) Out of Season. if the date of
                    determination is during the two fiscal quarters beginning on or about November 1 and ending on or about April 30, sixty-five percent (65%); or

                               (ii) eighty-five percent (85%) of the product of the Appraised Liquidation Percentage (as defined below in this definition) multiplied by the gross cost of all finished goods inventory of Borrower which has been packaged for delivery to a customer; plus

                     (c) Eligible Finished Goods Inventory; Unpackaged. The lesser of:

                               (i) the product of forty percent (40%) multiplied by the aggregate amount of all Eligible Finished Goods Inventory and Eligible Arden Finished Goods Inventory, in each case, which have not been packaged for delivery to a customer and valued based on the lower of cost or market value; or

                               (ii) eighty-five percent (85%) of the product of the Appraised Liquidation Percentage multiplied by the gross cost of all finished goods inventory of Borrower which has not been packaged for delivery to a customer; plus

                     (e) Eligible Raw Materials Inventory. The lesser of:

                               (i) the product of twenty-five percent (25%) multiplied by the aggregate amount of all Eligible Raw Materials Inventory and Eligible Arden Raw Materials Inventory, in each case valued based on the lower of cost or market value; or

                               (ii) eighty-five percent (85%) of the product of the Appraised Liquidation Percentage multiplied by the gross cost of all work-in-process and raw materials inventory of Borrower; plus

                     (f) Eligible Gift Inventory. The lesser of:

                               (i) the product of ten percent (10%) multiplied by the aggregate amount of all Eligible Gift Inventory valued based on the lower of cost or market value; or

                               (ii) eighty-five percent (85%) of the product of the Appraised Liquidation Percentage multiplied by the gross cost of all inventory held as a gift given with purchased merchandise in the ordinary course of Borrower's business or as promotional merchandise in the ordinary course of business;or

                               (iii) $500,000; plus

                     (g) Cash Collateral. The amount of cash or cash equivalents that are pledged to the Collateral Agent as collateral for the Obligations; minus

                     (h) Reserves. The aggregate amount of the reserves established by the Administrative Agent at any time and from time to time after the Effective Date that the Administrative Agent determines are necessary to protect the Banks' interests, such determination to be made in the Administrative Agent's reasonable and sole discretion. Reserves established under this clause (h) may include, without limitation: (i) with respect to accounts receivable,


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 6
           reserves for Allowance Accounts, customer markdowns, and destroyed in field and (ii) with respect to inventory and to the extent not included as ineligibles (but without impairing the obligation to exclude from any eligible inventory all inventory which is required to be excluded under the definitions thereof hereunder); inventory classified as long term assets; and capitalized costs.

           As used in this definition, the term "Advance Percent" means eighty-five percent (85%) based on continuing confirmation of a Dilution Percentage of no more than five percent (5%) determined, as of any date, upon the Administrative Agent's most recent field examination or if the Dilution Percentage is more than five percent (5%) determined, as of any date, upon the Administrative Agent's most recent field examination, such other percent as the Administrative Agent may, at any time hereafter, determine is necessary to protect its interests, such determination to be made in the Administrative Agent's reasonable sole discretion. The term "Dilution Percentage" means the average dilution percentage for the accounts receivable of the Borrower for the period selected by the Administrative Agent based on its most recent field examination. "Average dilution percentage" shall be calculated by the Administrative Agent for the period by dividing the dilution of accounts receivables occurring during such period by the gross sales for such period and multiplying the resulting quotient by 100. For purposes of the foregoing, "dilution" means any reduction in the value of accounts receivables caused by returns, write-offs, discounts, credits, allowances, and/or any other non-cash offsets asserted by account debtors having the effect of reducing the value of the accounts receivable; provided reductions in the value of accounts receivable arising from Allowance Accounts, customer markdowns, destroyed in field and certain other sales allowances identified by the Administrative Agent will not be considered in calculating dilution if sufficient information is supplied in connection with the Administrative Agent's field examinations so that such amounts may be included in the reserves established pursuant to clause (h) above in a manner and in an amount satisfactory to the Administrative Agent in its reasonable and sole discretion. The Administrative Agent shall also be entitled to reduce the other advance percentages used in this definition of Borrowing Base in its reasonable and sole discretion. The term "Appraised Liquidation Percentage " means the percentage net liquidation value of inventory determined on an orderly going-out-of-business-sale basis, net of all commissions, associated costs, fees and expenses associated with such liquidation, as determined from the most recent appraisal thereof performed by a credentialed appraiser satisfactory to the Administrative Agent. The Borrowing Base will be calculated without duplication and any items included in reserves, in the calculation of the Dilution Percentage or in an ineligible category (a "Borrowing Base Deduction") shall not also be included in any other Borrowing Base Deduction. No Accounts or Inventory acquired in a Permitted Acquisition or arising from a business acquired in a Permitted Acquisition shall be included in the Borrowing Base unless and until the Administrative Agent shall be satisfied that the manner of calculating the Borrowing Base as herein set forth is appropriate for the assets and business acquired.

           "Borrowing Base Certificate" means a certificate of the principal financial officer of the Borrower, in substantially the form attached hereto as Exhibit C having the blanks therein appropriately completed, setting forth in reasonable detail the calculation of the Borrowing Base as of the date required by Section 5.01(f).

           "Capital Expenditures" shall mean, with respect to any Person, all expenditures of such Person for assets which are or should be capitalized, and the fair value of any Capitalized Lease.

           "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in conformity with the GAAP.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 7

           "Capital Stock" shall mean any and all shares, interests, rights to purchase, participations or other equivalents of or interest in (however designated) corporate stock.

           "Capitalized Lease Obligations" shall mean, with respect to any Person, the amount of the liability under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

           "Cash Flow" has the meaning specified in Section 5.19.

           "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties, (as such terms are defined in the Indenture for the Senior Secured Notes), (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than the Principals and their Related Parties) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of (a) 35% or more of the voting Capital Interests (as such term is defined in the Indenture for the Senior Secured Notes) of the Borrower and
(b) more of the voting Capital Interests of the Borrower than are, in the aggregate, beneficially owned by the Principals and their Related Parties at the time of such consummation, or (iv) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors (as such term is defined in the Indenture for the Senior Secured Notes). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting Capital Interests of the Borrower shall be deemed to be a transfer of such portion of such voting Capital Interests as corresponds to the portion of the equity of such entity that has been transferred.

           "Collateral" shall have the meaning as set forth in the Security Agreement.

           "Collateral Agent" means Fleet National Bank in its capacity as the collateral agent for the Administrative Agent and the Banks as provided by this Agreement, or any successor in such capacity.

           "Commitment Fee Rate" means the commitment fee rate (expressed in basis points) set forth in the column below entitled "Commitment Fee Rate" and opposite the Consolidated Total Debt/EBITDA Ratio set forth in the table below that corresponds with the actual Consolidated Total Debt/EBITDA Ratio set forth in the most recent Compliance Certificate:



 ============ ================================================= ==================================
 TIER                  CONSOLIDATED TOTAL DEBT/EBITDA                  COMMITMENT FEE RATE
 ============ ================================================= ==================================
      I       Greater than 3.5                                                 50
 ------------ ------------------------------------------------- ----------------------------------
     II       Less than 3.5 or equal to 3.5:1.0                               37.5
 ============ ================================================= ==================================


The Commitment Fee Rate shall be determined by reference to Tier I for the period from the Effective Date until the date that is the first business day of the month following the day when the Compliance Certificate required in connection with the annual audited financial statements for the fiscal year ended January 31, 2003 is delivered. On such date, the Commitment Fee shall change in accordance with the Consolidated Total Debt/EBITDA Ratio set forth therein and the table set forth above. Thereafter, the Commitment Fee Rate shall change effective commencing on the first business day of the month following the date when a quarterly Compliance Certificate required by Section 5.01(c) is delivered, such change to be made in accordance with the Consolidated Total Debt/EBITDA Ratio set forth therein and the table set forth above; provided,



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 8 however, if any Compliance Certificate is not received by the date required by
Section 5.01(c), the Commitment Fee Rate shall revert to Tier I until delivery of the next Compliance Certificate.

           "Commitment" means, with respect to a Bank, the obligation of such Bank to make advances of funds and purchase participation interests in Letters of Credit in the aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Bank's name under the column titled "Commitment" on Schedule 1.01 hereto (or, in the case of an Assignee, in its Assignment and Assumption Agreement), as such amount may be reduced from time to time pursuant to Section 2.09 and adjusted to reflect assignments pursuant to
Section 9.06.

           "Committed Exposure" means: (a) at any time of determination and with respect to all the Banks, the sum of the following, without duplication: (i) the aggregate amount of Loans then outstanding; plus (ii) the aggregate amount of Letter of Credit Exposure; plus (iii) all interest, expenses, fees or other amounts both accrued and owed to the Agents or the Banks under all Loan Documents and (b) at any time of determination and when determined with respect to a Bank, the sum of the following, without duplication: (i) the aggregate amount of Loans held by such Bank then outstanding; (ii) the Bank's participation or other interest in the Swingline Loans; (iii) such Bank's participation or other interest in the Letter of Credit Exposure; plus (iv) all interest, expenses, fees or other amounts both accrued and owed to such Bank under all Loan Document. When the Committed Exposure of the Swingline Lender is determined in its capacity as a Bank hereunder, its Applicable Percentage of the Swingline Loans then outstanding shall be included instead of the total amount of all Swingline Loans. When the Committed Exposure of the Issuing Bank is determined in its capacity as a Bank hereunder, its Applicable Percentage of the Letter of Credit Exposure then outstanding shall be included instead of the total amount of all Letter of Credit Exposure.

           "Compliance Certificate" means a certificate of an authorized signatory of the Borrower, in substantially the form of Exhibit E or any other form approved by the Administrative Agent, containing the information required by Section 5.01(c).

           "Consent and Subordination Agreement" means: (i) any consent and subordination agreement which has been executed and delivered for the benefit of the Collateral Agent and is in effect as of the Effective Date; and (ii) a consent and subordination agreement substantially in the form of Exhibit D hereto or such other form as the Administrative Agent may reasonably approve.

           "Concentration Account" shall mean a deposit account established at the Administrative Agent by the Borrower and controlled by the Administrative Agent for the benefit of the Secured Parties in which all funds received through the Lockbox Accounts shall be deposited.

           "Consolidated EBITDA" means for any period, Consolidated Net Income for such period, plus (i) the sum of (a) Consolidated Net Interest Expense, (b) depreciation, amortization and other non-cash charges, (c) losses on asset sales, exchanges, transfers or other dispositions, and (d) extraordinary or other non-recurring losses or charges, (e) plus income tax expense, less (ii) the sum of (a) gains on asset sales, exchanges, transfers or other dispositions,
(b) extraordinary or other non-recurring gains or credits, and (c) income attributable to non-cash items or other non-cash credits, in each case to the extent included in arriving at such net income (or loss) for such period and determined in accordance with GAAP, provided, however, that for the purposes of this definition, Borrower may add back the higher cost effect of the Arden Inventory resulting in an add back of $15,461,000 for the fiscal quarter ending April 27, 2002, $12,309,000 for the fiscal quarter ending July 27, 2002 and $3,968,000 for the fiscal quarter ending October 26, 2002.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 9

           "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Borrower and its Consolidated Subsidiaries for such period.

           "Consolidated Net Interest Expense" means for any fiscal period, the cash interest expense of Borrower and its Consolidated Subsidiaries for such fiscal period, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

           "Consolidated Total Debt" means at any date, the Indebtedness of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis at such date.

           "Consolidated Total Debt/EBITDA Ratio" means, as of any fiscal quarter end, the ratio of Consolidated Total Debt (less cash in excess of $5,000,000) outstanding as of such fiscal quarter end to Consolidated EBITDA for the four fiscal quarters then ended.

           "Debt Service" has the meaning specified in Section 5.19.

           "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

           "Disbursement Account" means a disbursement account which the Borrower may maintain with the Administrative Agent and designate as the "disbursement account". The Borrower is not required to maintain a disbursement account with the Administrative Agent.

           "Distribution Agreements" means those Distribution Agreements set forth in Schedule 4.15 attached hereto.

           "Dividend" means, as to any Person, any declaration or payment of any dividend or the making of any distribution, loan advance or investment on or with respect to any shares of a Person's Capital Stock (other than dividends or distributions payable solely in shares or other evidence of ownership of such Person's Capital Stock).

           "Dollars" and the sign "$" mean lawful money of the United States.

           "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

           "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

           "Domestic Subsidiary" means a Subsidiary that is not a Foreign Subsidiary.

           "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

           "Election Date" has the meaning set forth in Section 2.06(b).


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 10

           "Eligible Accounts Receivable" means the face amount of any of Borrower's trade accounts receivable for goods sold and/or services rendered by Borrower in the ordinary course of its business which have been invoiced on the FFI Accounting System or on the Arden Accounting System in the normal course of business and which satisfy each of the following requirements (unless waived by all the Banks):

                     (i) the subject goods have been shipped or delivered to an account debtor (a) on an absolute sale basis and not on consignment, approval or a sale-or-return basis or subject to any other repurchase or return agreement, or (b) on an open account basis, in either case with no part of the subject goods having been returned, rejected, lost or damaged;

                     (ii) the account is not evidenced by chattel paper or an instrument of any kind, unless such chattel paper or instrument is in the possession of the Collateral Agent, endorsed, if applicable, payable to the order of the Collateral Agent;

                     (iii) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind;

                     (iv) the account debtor is located in the United States or Puerto Rico or if the account debtor is located outside of such jurisdictions, the account debtor provides a letter of credit (with terms satisfactory to the Administrative Agent) issued by a bank acceptable to the Administrative Agent or a foreign credit insurance (with terms satisfactory to the Administrative Agent) issued by a Person acceptable to the Administrative Agent;

                     (v) the account is a valid, legally enforceable obligation of the account debtor thereunder and is not subject to any offset (other than discount for prompt payment consistent with past practices of Borrower) or other defenses on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder;

                     (vi) the account is subject to no Lien, except for the security interest in favor of the Collateral Agent, for the ratable interest of the Administrative Agent and the Banks, under the Loan Documents;

                     (vii) the invoice evidencing such account has not remained unpaid for a period exceeding sixty (60) days after the due date or one hundred twenty (120) days past the date of invoice;

                     (viii) to the extent the obligation is with an account debtor that is the federal government or a political subdivision thereof, Borrower has complied with the Federal Assignment of Claim Acts of 1940, and any amendment thereto, with respect to such obligation;

                     (ix) the account does not arise out of a transaction with any Affiliate of Borrower or any directors, officers or employees of Borrower and Borrower's Affiliates (excluding Seller and its affiliates);


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 11

                     (x) no more than fifty percent (50%) of the aggregate accounts receivable for the same account debtor shall have remained unpaid for a period exceeding sixty (60) days after the due date;

                     (xi) the account is payable in Dollars; and

                     (xii) the account is not otherwise determined by the Administrative Agent to be difficult to collect, uncollectible or otherwise unacceptable for any reasons, irrespective of how many days past due, as reasonably determined by the Administrative Agent, which determination shall be final and binding.

The aggregate amount of the Eligible Accounts Receivable owed by an account debtor or other Person to Borrower shall be reduced by the amount of all "contra accounts" and other obligations owed by such Borrower to such account debtor or other Person. The amount of the Eligible Accounts Receivable owed by an account debtor or other Person shall be reduced by the amount thereof which is subject to any setoff, discounts granted in connection with the settlement thereof, credit, counterclaim, defense, dispute, recoupment, chargeback or other adjustment If the aggregate amount of the accounts receivable due from a single account debtor or other Person obligated thereon (other than Eckerd Drugs, Inc., JC Penney Corporation or Wal-Mart Inc.) exceeds an aggregate amount equal to fifteen percent (15%) of the aggregate accounts receivable of Borrower at the time of determination, the amount of the excess shall be subtracted from all Eligible Accounts Receivable. The aggregate amount of the accounts receivable due from each of Eckerd Drugs, Inc., JC Penney Corporation and Wal-Mart Inc. which are eligible shall be included in Eligible Accounts Receivable without limit as long as, with respect to each such company, its or its parent's credit is rated BBB- or better by Standard & Poor's or Baa3 or better by Moody's Investor Service.

           "Eligible Arden Finished Goods Inventory" means any of Borrower's finished goods that constitute part of the Eligible Inventory purchased in connection with the Arden Acquisition and inventory purchased or manufactured on an on-going basis that is tracked on the Arden Accounting System which satisfy each of the following requirements (unless waived by all the Banks):

                     (i) the inventory is located at Borrower's principal place of business or at another Approved Location in the United States or Puerto Rico (or if not located at any Approved Location, then such Inventory must be located at a location in the United States or Puerto Rico disclosed pursuant to Section 5.01(g) and reserves for third party claims relating to rent and other obligations in an amount satisfactory to the Administrative Agent shall have been taken with respect thereto) or is in-transit between Approved Locations;

                     (ii) the inventory does not constitute promotional merchandise that will not be sold in the ordinary course of Borrower's business;

                     (iii) the inventory does not constitute items that will be used as a gift included with purchased merchandise in the ordinary course of Borrower's business;

                     (iv) the inventory is not damaged or subject to any Lien, except for the security interest in favor of the Collateral Agent, for the ratable benefit of the Administrative Agent and the Banks, under the Loan Documents;

                     (v) the inventory does not include samples, displays or testers; and


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 12

                     (vi) such inventory is not subject to a licensing agreement or a distribution agreement with Borrower or any of its Subsidiaries that prohibits or restricts the Collateral Agent's right to liquidate such inventory or to have the inventory repurchased by the licensor or manufacturer other than in the same manner that Borrower may be entitled to under the terms of such licensing or distribution agreement.

           Furthermore, if such inventory meets the requirements of subsections
(i) through (vi) but constitutes Slow Moving Inventory, twenty-five percent (25%) of such inventory shall be excluded in calculating "Eligible Arden Finished Goods Inventory".

           "Eligible Arden Raw Materials Inventory" means any of Borrower's raw materials and work in process that constitute a part of Eligible Inventory purchased in connection with the Arden Acquisition or raw materials and work-in-process purchased or manufactured on an on-going basis and that are tracked on the Arden Accounting System which satisfy each of the following requirements (unless waived by all Banks):

                     (i) the inventory is located at Borrower's principal place of business or at another Approved Location in the United States or Puerto Rico (or if not located at any Approved Location, then such Inventory must be located at a location in the United States or Puerto Rico disclosed pursuant to Section 5.01(g) and reserves for third party claims relating to rent and other obligations in an amount satisfactory to the Administrative Agent shall have been taken with respect thereto) or is in-transit between Approved Locations;

                     (ii) such inventory is not subject to a licensing agreement or a distribution agreement with Borrower or any of its Subsidiaries that prohibits or restricts the Collateral Agent's right to liquidate such inventory or to have the inventory repurchased by the licensor or manufacturer other than in the same manner that Borrower may be entitled to under the terms of such licensing or distribution agreement;

                     (iii) the inventory is not damaged or subject to any Lien other than the security interest in favor of the Collateral Agent, for the ratable benefit of the Administrative Agent and the Banks, under the Loan Documents; and

                     (iv) the inventory is not included on the Arden Accounting System as any of (a) chemical or compounds in the process of being mixed or any other items classified as Category I (as classified on the Arden Accounting System) or (b) bulk formulations of creams or any other items classified as Category B (as classified as such on the Arden Accounting System).

           Furthermore, if such inventory meets the requirements of subsections
(i) through (iv) but constitutes Slow Moving Inventory, twenty-five percent (25%) of such inventory shall be excluded in calculating "Eligible Arden Raw Materials Inventory".

           "Eligible Finished Goods Inventory" means, as of any date of determination, any of Borrower's finished goods that constitute part of the Eligible Inventory which is tracked on the FFI Accounting System and which satisfy each of the following requirements (unless waived by all the Banks):

                     (i) the inventory is located at Borrower's principal place of business or at an Approved Location in the United States or Puerto


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 13

           Rico (or if not located at any Approved Location, then such Inventory must be located at a location in the United States or Puerto Rico disclosed pursuant to Section 5.01(g) and reserves for third party claims relating to rent and other obligations in an amount satisfactory to the Administrative Agent shall have been taken with respect thereto) or is in-transit between Approved Locations;

                     (ii) the inventory does not constitute promotional merchandise that will not be sold in the ordinary course of Borrower's business;

                     (iii) the inventory does not constitute items that will be used as a gift included with purchased merchandise in the ordinary course of Borrower's business;

                     (iv) the inventory is not damaged or subject to any Lien, except for the security interest in favor of the Collateral Agent, for the ratable benefit of the Administrative Agent and the Banks, under the Loan Documents;

                     (v) the inventory does not include samples, displays or testers; and

                     (vi) such inventory is not subject to a licensing agreement or a distribution agreement with Borrower or any of its Subsidiaries that prohibits or restricts the Collateral Agent's right to liquidate such inventory or to have the inventory repurchased by the licensor or manufacturer other than in the same manner that Borrower may be entitled to under the terms of such licensing or distribution agreement.

           Furthermore, if such inventory meets the requirements of subsections
(i) through (vi) but constitutes Slow Moving Inventory, twenty-five percent (25%) of such inventory shall be excluded in calculating "Eligible Finished Goods Inventory".

           "Eligible Gift Inventory" means any of Borrower's finished goods that constitute part of the Eligible Inventory and are used as a gift given with purchased merchandise in the ordinary course of Borrower's business or as promotional merchandise in the ordinary course of business which satisfy each of the following requirements (unless waived by all the Banks):

                     (i) the inventory is located at Borrower's principal place of business or at an Approved Location in the United States or Puerto Rico (or if not located at any Approved Location, then such Inventory must be located at a location in the United States or Puerto Rico disclosed pursuant to Section 5.01(g) and reserves for third party claims relating to rent and other obligations in an amount satisfactory to the Administrative Agent shall have been taken with respect thereto) or is in-transit between Approved Locations;

                     (ii) the inventory is not damaged or subject to any Lien, except for the security interest in favor of the Collateral Agent, for the ratable benefit of the Administrative Agent and the Banks, under the Loan Documents;

                     (iii) the inventory does not include samples, displays or testers;

                     (iv) such inventory is not subject to a licensing agreement or a distribution agreement with Borrower or any of its Subsidiaries that prohibits or restricts the Collateral Agent's right to liquidate such inventory or to have the inventory repurchased by the licensor or manufacturer other than in the same manner that Borrower may be entitled to under the terms of such licensing or distribution agreement; and


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 14

                     (v) such inventory has been packaged for delivery to a customer.

           Furthermore, if such inventory meets the requirements of subsections
(i) through (v) but constitutes Slow Moving Inventory, twenty-five percent (25%) of such inventory shall be excluded in calculating "Eligible Gift Inventory".

           "Eligible Inventory" shall mean, as of any date of determination, the Borrower's inventory of raw materials, work-in-process and finished goods determined on a consolidated FIFO basis in accordance with GAAP which is in good condition, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use, manufacture and/or sale, is currently usable or currently saleable in the normal course of the Borrower's business, is not on consignment to or from any Person and is not otherwise deemed by the Administrative Agent in its reasonable sole discretion to be ineligible.

           "Eligible Raw Materials Inventory" means, as of any date of determination, any of Borrower's raw materials and work in process that constitute a part of Eligible Inventory which is tracked on the FFI Accounting System and which satisfy each of the following requirements (unless waived by all the Banks):

                     (i) the inventory is located at Borrower's principal place of business or at an Approved Location in the United States or Puerto Rico (or if not located at any Approved Location, then such Inventory must be located at a location in the United States or Puerto Rico disclosed pursuant to Section 5.01(g) and reserves for third party claims relating to rent and other obligations in an amount satisfactory to the Administrative Agent shall have been taken with respect thereto) or is in-transit between Approved Locations;

                     (ii) such inventory is not subject to a licensing agreement or a distribution agreement with Borrower or any of its Subsidiaries that prohibits or restricts the Collateral Agent's right to liquidate such inventory or to have the inventory repurchased by the licensor other than in the same manner that Borrower may be entitled to under the terms of such licensing or distribution agreement; and

                     (iii) the inventory is not damaged or subject to any Lien other than the security interest in favor of the Collateral Agent, for the ratable benefit of the Administrative Agent and the Banks, under the Loan Documents.

           Furthermore, if such inventory meets the requirements of subsections
(i) through (iii) but constitutes Slow Moving Inventory, twenty-five percent (25%) of such inventory shall be excluded in calculating "Eligible Raw Materials Inventory".

           "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements with Governmental Authorities or other governmental restrictions binding upon the Borrower or any of the Subsidiaries, as applicable, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 15

           "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as the same may from time to time be amended and remain in effect.

           "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Existing Letters of Credit" shall mean the letters of credit originally issued by Fleet National Bank, in its capacity as Issuing Bank under the terms of the Original Credit Agreement, which are outstanding on the Effective Date and are listed on Schedule 1.01(a).

           "Event of Default" shall have the meaning as set forth in Section
6.01.

           "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

           "FFI Accounting System" means the existing computer accounting systems used by the Borrower before and after the Arden Acquisition.

           "FIFO" means on a first in, first out basis as determined in accordance with GAAP.

           "Financing Transactions" means the execution and delivery of the Loan Documents and the performance of the transactions contemplated by the Loan Documents, including the borrowing of the Loans and the issuance of Letters of Credit.

           "Foreign Bank" means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

           "Foreign Subsidiary" means any Subsidiary of the Borrower formed under the laws of any jurisdiction other than the United States, its territories or any political subdivision thereof substantially all of the assets of which are located outside the United States or that conducts substantially all of its business outside of the United States.

           "GAAP" means generally accepted accounting principles consistently applied.

           "Governmental Authority" means any federal, state, local or foreign government or political subdivision or any court or governmental agency, authority, instrumentality or regulatory body.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 16

           "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

           "Guarantee Agreement" means that certain Amended and Restated Guarantee Agreement dated January 29, 2001, pursuant to which the Guarantors unconditionally guarantee the full payment of the obligations described therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, any modification thereto which joins any new Guarantor thereto.

           "Guarantor" means each Person that is or becomes party to the Guarantee Agreement as a Guarantor and their respective successors. As of the Effective Date, DF Enterprises, Inc. a Delaware corporation, FD Management, Inc., a Delaware corporation and Elizabeth Arden International Holding, Inc. (formerly known as FFI International, Inc.), a Delaware corporation, are the Guarantors.

           "Historical Inventory" means inventory on hand for which the Borrower has indicated no planned usage, which includes, without limitation, old promotional items and discontinued items.

           "Indebtedness" shall mean, with respect to any Person, all items which in accordance with GAAP should be included as liabilities on the balance sheet of such Person as at the date as of which Indebtedness is to be determined (other than accruals, deferred revenue and deferred taxes), and, in any event, shall include the following, without limitation or duplication: (a) all obligations of such Person representing borrowed money, including, without limitation, any obligations evidenced by notes, bonds, debentures or similar obligations; (b) any obligation for the deferred purchase price of property or services or an obligation under a conditional sale or other title retention agreement, except trade accounts payable arising in the ordinary course of business; (c) Capitalized Lease Obligations; (d) all obligations of such Person relating to Sale Lease-Back Transactions and securitization transactions; (e) all obligations secured by any Lien to which any property owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, (f) all obligations of others Guaranteed by such Person; (g) all obligations with respect to any letters of credit issued on behalf of such Person to any beneficiary or with respect to which such Person has any reimbursement obligations; and (h) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a target in an Acquisition or any other similar arrangements but only to the extent, in each case under this clause (h), that the arrangement provides for the deferred payment of the purchase price for an Acquisition permitted hereby or an Acquisition consummated prior to the date hereof.

           "Indentures" shall mean collectively, the Indenture dated as of May 13, 1997, between the Borrower and Marine Midland Bank, as trustee relating to the 10 3/8% Senior Notes due 2007, the Indenture dated April 27, 1998, between the Borrower and Marine Midland Bank, as trustee, relating to the 10 3/8% Senior Notes due 2007, the Indenture dated as of January 23, 2001 among the Borrower, certain other parties and HSBC Bank USA as trustee relating to the 11 3/4% Senior Secured Notes due 2011. To the extent that any terms defined in an


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 17

Indenture are incorporated herein as therein defined, such definitions shall be incorporated herein as set forth in such Indenture on the date hereof, without giving effect to any amendment or other modification thereto unless modified for purposes of such incorporation, with the consent of the Required Banks.

           "Intercreditor Agreement" means that certain Intercreditor Agreement dated January 23, 2001 among the Collateral Agent, the Borrower and HSBC Bank USA, as trustee for the holders of the Senior Secured Notes, as amended, restated, supplemented or otherwise modified from time to time.

           "Interest Period" means with respect to each LIBOR Loan, the period commencing on the date specified in the applicable Notice of Borrowing or Notice of Interest Rate Election and ending one, two, three or six months thereafter (or nine or twelve months, if acceptable to all Banks), as the Borrower may elect in such Notice of Borrowing or Notice of Interest Rate Election; provided that:

                     (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

                     (b) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last LIBOR Business Day of a calendar month; and

                     (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

           "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

           "Inventory" means all inventory (as such term is defined in the Uniform Commercial Code in effect in the State of New York (as the same may be amended or modified from time to time)), whether now owned or hereafter acquired.

           "Investment" means any investment in any Person, whether by means of share or other equity interest purchase, capital contribution, loan, advance, time deposit or otherwise.

           "Issuing Bank" means JPMorgan Chase Bank or with respect to the Existing Letters of Credit only, Fleet National Bank, in each case in their respective capacities as the issuers of Letters of Credit, and their respective successors in such capacity. JPMorgan Chase Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its affiliates, in which case the term "Issuing Bank" shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

           "Letter of Credit" means any letter of credit issued pursuant to
Section 2.15 and any Existing Letter of Credit.

           "Letter of Credit Disbursement" means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 18

           "Letter of Credit Documents" shall mean a letter of credit application, any issued Letter of Credit and any other application or agreement in the form customarily used by the Issuing Bank for or in connection with the issuance of letters of credit.

           "Letter of Credit Exposure" means at any time the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.15. The Letter of Credit Exposure shall be expressed in Dollars; provided, however, the aggregate of subsection (i) and
(ii) shall not be permitted to exceed $25,000,000. The Letter of Credit Exposure of any Bank at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

           "LIBOR Base Rate" means with respect to each Interest Period for a LIBOR Loan, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, three LIBOR Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" with respect to such Libor Loan and Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, three LIBOR Business Days prior to the commencement of such Interest Period. The Administrative Agent shall give notice to the Borrower of the LIBOR Rate as determined for each LIBOR Loan and such notice shall be conclusive and binding, absent manifest error.

           "LIBOR Borrowing" means any Loan or portion thereof subject to a LIBOR Base Rate.

           "LIBOR Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

           "LIBOR Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its LIBOR Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Administrative Agent.

           "LIBOR Loan" means at any time a Loan outstanding hereunder which bears interest at such time at a rate based on the LIBOR Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election.

           "LIBOR Rate" means with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/32nd of 1%):

                                 LIBOR Base Rate
               ---------------------------------------------------
                        1.00 - LIBOR Reserve Requirements

           "LIBOR Reserve Requirements" means, for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 19 the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

           "License Agreements" means those license agreements identified as such in Schedule 4.15 attached hereto which Schedule shall be amended from time to time to reflect new licensing agreements.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "Loan" means advances made under Article 2 of this Agreement and "Loans" made under Article 2 of the Original Credit Agreement which are outstanding as of the Effective Date.

           "Loan Documents" means this Agreement, the Guarantee Agreement, the Security Agreement, the Notes, the Intercreditor Agreement, and each other instrument, agreement, certificate or other documentation referred to herein or contemplated hereby, as the same may be amended or otherwise modified from time to time.

           "Lockbox Accounts" shall mean the lockbox accounts established from time to time pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.

           "Lockbox Agreements" shall mean any lockbox or other agreement entered into by Borrower or any Guarantor with the Administrative Agent, the Collateral Agent, any Bank or any other institution acceptable to the Administrative Agent which has entered into a control agreement with the Administrative Agent pursuant to which a lockbox and deposit account shall be established into which payments on the Borrower's and the Subsidiaries' Accounts and other Collateral shall be sent and deposited, as the same may be amended or otherwise modified.

           "Margin Stock" has the meaning given to such term under Regulation U.

           "Material Adverse Effect" means (i) a materially adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries considered as a whole, (ii) material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Administrative Agent, the Collateral Agent or the Banks under any Loan Document.

           "Material Debt" means Indebtedness (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount equal to or exceeding $5,000,000.

           "Material Subsidiary" means a Subsidiary of the Borrower that, as of the time of determination of whether such Subsidiary is a "Material Subsidiary", accounted on a consolidated basis for five percent (5%) or more of the total


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 20 sales of the Borrower and its Consolidated Subsidiaries for the most recent four fiscal quarters or accounted on a consolidated basis for five percent (5%) or more of the total assets of the Borrower and its Consolidated Subsidiaries as of the most recent date for which a consolidated balance sheet of the Borrower has been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b).

           "Mortgage Notes" means those certain Mortgage Notes dated as of June 5, 1996 issued by the Borrower in favor of Westmark Mortgage Corp. No. 2 in the original principal amount of $5,500,000, with respect to the real property located at 14100 N.W. 60th Avenue, Miami Lakes, FL 33014.

           "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

           "Net Proceeds" means gross proceeds received by the Borrower less customary fees and expenses associated with the transactions, including reasonable banking, legal and accounting fees and less income taxes payable by the Borrower as a result of such transaction less, with respect to asset sales, the amount required to be applied to the repayment of Indebtedness secured thereby.

           "Note" means a promissory note of the Borrower substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay Loans made to it, and "Notes" means any or all of such promissory notes issued hereunder.

           "Notice of Borrowing" has the meaning set forth in Section 2.02.

           "Notice of Interest Rate Election" has the meaning set forth in
Section 2.06.

           "Obligations" has the meaning set forth in the Guarantee Agreement.

           "Parent" means, with respect to any Bank, any Person controlling such Bank.

           "Participant" has the meaning set forth in Section 9.06.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Permitted Acquisition" means an Acquisition in which each of the following conditions are satisfied:

                     (i) No Default then exists or would arise from the consummation of such Acquisition.

                     (ii) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable law.

                     (iii) The Borrower shall have furnished the Administrative Agent prior notice of such intended Acquisition immediately following approval by its Board of Directors and shall have furnished the


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 21

           Administrative Agent with such information regarding the proposed acquisition as the Administrative Agent reasonably requested so long as such information is readily available.

                     (iv) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in the same general type of business as now conducted by the Borrower or its Subsidiaries.

                     (v) The total consideration paid for all such Acquisitions after the effective date of the Original Credit Agreement shall not exceed for any one Acquisition, $15,000,000 or in the aggregate for all Acquisitions consummated after such date, $25,000,000.

                     (vi) The ratio of pro forma Cash Flow to pro forma Debt Service is more than 1.00 to 1.00, computed in each case: (A) for the Borrower and its Consolidated Subsidiaries on a consolidated basis,
           (B) in accordance with GAAP; (C) as of the end of the most recently ended fiscal quarter prior to the date of the proposed Acquisition for the four fiscal quarters then ended; (D) as if the Acquisition occurred on the first day of such period; and (E) including in Cash Flow and Debt Service in a manner acceptable to the Administrative Agent, the Cash Flow and Debt Service of the Person to be acquired or attributable to the assets to be acquired; and

                     (vii) No sooner than five days prior to the date of the closing of the proposed Acquisition, the Borrower shall have delivered to the Administrative Agent a certificate which shall certify compliance with the forgoing clauses (i) through (vi) and shall show in reasonable detail the calculation required by clauses
           (v) through (vi).





SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 22

           "Permitted Indebtedness" means (i) any Borrowings made hereunder,
(ii) the Senior Notes, (iii) the Mortgage Notes, (iv) up to $15,000,000 of other subordinated indebtedness or preferred stock existing as of the effective date of the Original Credit Agreement, (v) the Seller Preferred, (vi) the Senior Secured Notes and any guarantees thereunder, (vii) the intercompany Indebtedness incurred in connection with the Arden Acquisition described on Schedule 5.09 (the "Acquisition Indebtedness"), (viii) no more than $10,000,000 (in the aggregate) of Purchase Money Indebtedness outstanding at any time, (ix) up to $35,000,000 (in the aggregate) of Indebtedness (in addition to the Acquisition Indebtedness) outstanding at any time of Subsidiaries which are Foreign Subsidiaries which, if secured, is secured only by accounts receivable and inventory of such Subsidiaries, (x) any other unsecured indebtedness in an aggregate amount of no more than $15,000,000 outstanding at any time, which shall be on such terms and conditions as are satisfactory to the Administrative Agent in all respects, (xi) any refinancings of any of the above, which shall be on such terms and conditions as are satisfactory to the Administrative Agent in all respects, or (xii) intercompany Indebtedness (in addition to the Acquisition Indebtedness) between or among the Borrower or the Guarantors, as lenders, and any Foreign Subsidiary, as a borrower, which when the aggregate outstanding amount thereof is aggregated with the amounts committed or outstanding (whichever is greater) under clause (ix) above and the aggregate amount of any Permitted Investment made pursuant to Section 5.09(j) shall not exceed $50,000,000 in the aggregate, provided, that, after giving effect to such intercompany Indebtedness, the Borrower shall have Borrowing Availability under this Agreement of at least $15,000,000 and provided, further, any committed or outstanding amounts of Indebtedness under clause (ix) above (whichever is greater) shall permanently reduce dollar-for-dollar the amount of intercompany Indebtedness permitted under this clause (xii).

           "Permitted Refinancing" means Indebtedness incurred in any refinancing of any existing Indebtedness (other than the Borrowings hereunder); provided that such refinancing Indebtedness has, as compared to such existing Indebtedness, (a) an equal or greater weighted-average life, (b) final maturity date that is the same or later, (c) a right of payment that is subordinate to or pari passu with such existing Indebtedness, (d) terms and conditions (including those described in clauses (a) through (c)), taken as a whole, no less favorable to the Banks and (e) no collateral securing the payment thereof other than the collateral which secured the payment of the related existing Indebtedness.

           "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

           "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

           "Primary Licensing Agreement" means the Licensing Agreement between The Elizabeth Taylor Cosmetics Company and Chesebrough Ponds, Inc. dated February 14, 1986, as amended January 26, 1989, March 20, 1990, June 28, 1990, August 3, 1999, October 26, 2000 and July 26, 2001.

           "Purchase Money Indebtedness" means, with respect to any Person, Indebtedness of such Person incurred to acquire assets in the ordinary course of such Person's business, which Indebtedness is secured by purchase money liens or other liens of a conditional vendor; provided, however, that the Indebtedness secured thereby shall not exceed the cost thereof and provided further that such Indebtedness shall not otherwise be prohibited by the terms of this Agreement.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 23

           "Purchased Assets" has the meaning ascribed to it in the Acquisition Agreement.

           "Register" has the meaning set forth in Section 9.06.

           "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Related Parties" means, with respect to any specified Person, such Person's affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's affiliates.

           "Required Banks" means at any time Banks having more than fifty percent (50%) of the Commitments or, if the Commitments shall have been terminated, Banks with Committed Exposure of more than fifty percent (50%) of the aggregate Committed Exposure.

           "Restricted Payment" means (i) any dividend or other distribution on any shares of the capital stock of the Borrower or any Subsidiary (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of the Borrower or any Subsidiary or (b) any option, warrant or other right to acquire shares of the capital stock of the Borrower or any Subsidiary.

           "Revolving Credit Period" means the period from and including the Effective Date to, but excluding, the Termination Date.

           "Sale and Lease-Back Transaction" means any arrangement, entered into by the Borrower or a Subsidiary, directly or indirectly, with any Person whereby it shall sell or transfer any asset, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such asset.

           "Security Agreement" means that certain Amended and Restated Security Agreement dated January 29, 2001 between the Collateral Agent and the Borrower, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.

           "Seller" means Conopco, Inc., a New York corporation.

           "Senior Notes" means those certain Senior 10 3/8% Notes of the Borrower in the amount of $155,000,000 and which mature on May 15, 2007.

           "Senior Secured Notes" means those certain 11 3/4% senior secured notes due 2010 issued by the Borrower in the amount of $160,000,000.

           "Slow Moving Inventory" means (i) as to inventory tracked on the Arden Accounting System, Historical Inventory, Active No Requirement Inventory and Active Excess Inventory, and (ii) as to inventory tracked on the FFI Accounting System, inventory on hand that is in excess of Borrower's projected sales for the next twelve months.

           "Subsidiary" means any corporation or other entity now existing or hereafter formed of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

           "Sublicense Agreement" means any and all Sublicense Agreements executed by the Borrower or its Subsidiaries (as applicable) in favor of the Collateral Agent, pursuant to which the Borrower assigns and sublicenses to the


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 24

Collateral Agent, for the benefit of the Administrative Agent and the Banks, any and all rights of the Borrower in and to the License Agreements.

           "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.

           "Swingline Exposure" means at any time the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of a Bank at any time shall mean its Applicable Percentage of the Swingline Exposure at such time.

           "Swingline Lender" means JPMorgan Chase Bank, in its capacity as the lender of Swingline Loans hereunder, and its successors in such capacity or any Swingline Lender that for purposes of Section 2.03, is a Swingline Lender.

           "Swingline Limit" means $15,000,000 or such other amount as may be established from time to time by the Swingline Lender.

           "Swingline Loan" means an advance made by the Swingline Lender pursuant to Section 2.03.

           "Termination Date" means January 29, 2006.
           "Total Availability" has the meaning set forth in Section 2.01(c).

           "Total Commitments" means the aggregate maximum principal amount of the Commitments of the Banks.

           "Type" has the meaning set forth in Section 1.03.

           "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

           "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

           Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks prior to the Effective Date.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 25

           Section 1.03. Types of Borrowings. Borrowings and Loans hereunder are distinguished by "Type". The Type of a Loan refers to whether such Loan is a Base Rate Loan, a LIBOR Loan or a Swingline Loan. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period (if applicable). Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "LIBOR Borrowing") or by reference to the provisions of Article II under which participation therein is determined.

                                   ARTICLE II

                                   The Credits
                                   -----------

           Section 2.01. Commitments to Lend.

           (a) Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make advances to the Borrower from time to time in amounts that will not result in
(i) such Bank's Committed Exposure at any time exceeding its Commitment, or (ii) the Committed Exposure at any time exceeding the Total Availability. Within the foregoing limits, the Borrower may borrow under this subsection, repay (subject to the limitations of Section 2.13), or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection (a). All Loans shall be made in Dollars.

           (b) Borrowings Ratable. Each Borrowing under this Section 2.01 shall be made from the Banks in proportion to their respective Commitments.

           (c) Total Availability.

           (i)        The Total Availability shall be equal to the lesser of:

                      (x) the Borrowing Base as in effect from time to time, or

                      (y)        $200,000,000.

           (ii) The Borrowing Base shall be adjusted upon the Administrative Agent's review and acceptance of (i) each Borrowing Base Certificate submitted by the Borrower or (ii) any additional information obtained by the Administrative Agent (including any Notice of Borrowing or updated Borrowing Base Certificates) relating to the determination of Eligible Accounts Receivable and Eligible Inventory.

           Section 2.02. Notice of Borrowings.

                        (i) Formal Notice. Borrower shall give the
Administrative Agent telephone notice followed by written confirmation ("Notice of Borrowing") not later than 11:00 a.m. (New York, New York time) on (a) the date of any Base Rate Borrowing (other than a Swingline Loan which is governed by Section 2.03 hereof) or (b) three (3) LIBOR Business Days before any LIBOR Borrowing, specifying:

                                 (A) the date of such Borrowing, which shall be
a Domestic Business Day in the case of a Base Rate Borrowing or a LIBOR Business Day in the case of a LIBOR Borrowing;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 26

                                 (B) the aggregate amount of such Borrowing
(which must be in an amount such that each Bank's Applicable Percentage thereof shall, at a minimum, be $500,000 or a larger multiple of $100,000, except that any Borrowing may be in an aggregate amount equal to the excess of the Total Availability over the Committed Exposure);

                                 (C) whether the Loans comprising such Borrowing
are to be Base Rate Loans or LIBOR Loans; and

                                 (D) in the case of a LIBOR Borrowing, the
duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                        (ii) Automatic Borrowing. No notice of a request for a Loan in accordance with Section 2.02 or Section 2.03 hereof shall be required to be presented by Borrower to the Administrative Agent: (A) if no Default exists, and a check, checks or other debit shall be presented for payment against the Disbursement Account on a Business Day when funds are not otherwise available therein to honor such debits or (B) when any Obligation is due hereunder. In either such event, the Administrative Agent shall without Borrower's or any Bank's consent (in the case of clause (B)), promptly advise the Banks of the amount of the Loans or shall advise the Swingline Lender of the amount of Swingline Loans, in each case as is necessary (x) to be credited to the Disbursement Account on such day to permit such debits to be honored provided no Default exists or (y) to pay the amount of the Obligation due and unpaid. Not later than 3:00 p.m. on any day the Banks are advised of a Loan under this
Section 2.02(ii), each Bank will make available the amount of the Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Borrower. However, if the Swingline Lender is advised of such amount, the Swingline Lender will make available the amount of the Swingline Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Borrower not later than 3:00 p.m. on such date. The amounts so received by the Administrative Agent, shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by crediting the same to the Disbursement Account or by utilizing the same to pay the Obligations, as applicable. Loans made under this Section 2.02(ii) shall be made as Base Rate Loans.

           Section 2.03. Singline Loans.

                    (a) Commitment.

                        (i) Swingline Loans. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make one or more advances to the Borrower from time to time from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Swingline Limit; provided, however, except as permitted by Section 2.03(a)(ii): (A) the Committed Exposure shall never exceed the Total Availability and (B) the Committed Exposure applicable to a Bank (including the Swingline Lender as a Bank) shall never exceed such Bank's Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Swingline Limit. All Swingline Loans shall be made in Dollars and shall consist only of Base Rate Loans. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Disbursement Account or by wire transfer to such third party as the Borrower may direct.

                        (ii) Permitted Overadvances. The Swingline Lender may extend Swingline Loans even if after giving effect thereto the Committed Exposure exceeds the Total Availability (each such Swingline Loan herein an "Overadvance Loan") if it determines to do so in its discretion (the Swingline Lender however having no obligation to do so) and the following conditions are


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 27 satisfied as of the date when the Overadvance Loan is made: (A) the aggregate amount by which the Committed Exposure exceeds the Total Availability does not at any time exceed five percent (5%) of the total amount of the Commitments of all Banks (such aggregate amount, herein the "Overadvance"); (B) the Committed Exposure shall at no time exceed the aggregate amount of the Commitments; (C) no other Overadvance Loan had been outstanding for more than forty-five (45) consecutive days; (D) no other Overadvance Loan had been made within the last one hundred and eighty days (180); and (E) the applicable Overadvance results from the payment by the Swingline Lender of any amounts required to maintain, protect or realize upon the Collateral or to prevent a cessation of business by the Borrower or any of the Subsidiaries. The fact that the Swingline Lender may make an Overadvance Loan or an Overadvance may exist, shall not constitute a waiver of the rights and remedies of the Administrative Agent and the Banks under this Agreement and the Administrative Agent and the Banks, may at any time require the Borrower's strict compliance with this Agreement, including without limitation, the provisions of Section 2.11(b)(i). The terms of this Section 2.03(a)(ii) are provided to facilitate the administration of the facility contemplated hereby as among the Banks. This Section 2.03(a)(ii) shall not give the Borrower any substantive rights against the Swingline Lender or any other Bank and is for the sole benefit of the Administrative Agent and the Banks.

                        (iii) Bank Participation. On the date a Swingline Loan is made by the Swingline Lender (including, without limitation, any Swingline Loan that is an Overadvance Loan made in accordance with clause (ii) immediately above), the Swingline Lender shall be deemed without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Swingline Lender a risk participation to the extent of such Bank's Applicable Percentage in the Swingline Loan so made, such participation to be funded in accordance with clause (c) of this Section 2.03.

           (b) Evidence of Swingline Loans. The Swingline Loans made by the Swingline Lender shall be evidenced by this Agreement.

           (c) Repayment of Swingline Loans; Funding of Participation. The Borrower promises to pay to the order of the Swingline Lender for its own account the outstanding principal amount of each Swingline Loan on the earlier of (i) the Termination Date, (ii) the date which is seven (7) days after the Swingline Loan is made or (iii) the date after a Swingline Loan is made when any other Loan is made pursuant to a formal Notice of Borrowing under Section 2.02 (the earlier of such date with respect to a Swingline Loan herein the "Swingline Maturity"). Subject to the other terms and conditions of this Agreement, Borrower may repay a Swingline Loan on its Swingline Maturity under clause (ii) above or at any time prior thereto by requesting another Loan in accordance with the terms hereof and with the proceeds of such other Loan payable to the Swingline Lender for its own account. The Swingline Lender, at any time in its sole and absolute discretion and whether or not a Swingline Maturity shall have occurred, may require that each Bank fund its participation in the then outstanding principal amount of all Swingline Loans (including, without limitation, any Swingline Loan made as an Overadvance Loan in accordance with
Section 2.03(a)(iii)) by giving each Bank notice thereof. Additionally, if the Borrower shall not have repaid a Swingline Loan by 1:00 p.m. (New York City time) on the corresponding Swingline Maturity, the Swingline Lender will notify each Bank of the aggregate principal amount of the Swingline Loan which has not been repaid. Upon the giving of any notice by the Swingline Lender under either of the preceding two sentences, each Bank shall make available to the Swingline Lender in immediately available funds, an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loan or Swingline Loans subject to such notice by not later than 3:00 p.m. (New York City time) on the date such notice is received if such notice is received by 1:00 p.m. (New York City time) or by 11:00 a.m. (New York City time) on the next Domestic


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 28

Business Day, if such notice is received after 1:00 p.m. (New York City time), whether or not the conditions to a Loan under Article III are satisfied. Amounts funded by a Bank under this Section 2.03(c) shall be Base Rate Loans.

           (d) Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Bank to fund its participation in the Swingline Loans in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses, or other rights which such Bank, Borrower, any Guarantor, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan under
Article III to be satisfied; (f) the fact that after giving effect to the funding of the participation the Committed Exposure may exceed the Borrowing Base; (g) the fact that the Swingline Loan is an Overadvance Loan made in accordance with Section 2.03(a)(iii); or (h) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Bank fails to fund its participation in a Swingline Loan as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Swingline Lender the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded at a rate per annum equal to the Federal Funds Effective Rate for such period and the Administrative Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due under this sentence.

           Section 2.04. Notice to Banks; Funding of Loans.

           (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's Applicable Percentage (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

           (b) Not later than 1:00 p.m. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to
Section 9.01 to the account of the Administrative Agent at such place as shall have been notified by the Administrative Agent to the Banks by not less than five Domestic Business Days' notice. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

           (c) If an Issuing Bank has not received from the Borrower a payment required by Section 2.15(g) to be made to such Issuing Bank by 1:00 p.m. (New York City time) on the date on which such payment is due, as provided in Section 2.15(g), such Issuing Bank shall promptly notify the Administrative Agent thereof and, promptly following receipt of such notice, the Administrative Agent will notify each Bank of the Letter of Credit Disbursement and such Bank's Applicable Percentage of such Letter of Credit Disbursement. Not later than 3:00 p.m. (New York City time) on such date, each Bank shall make available such Bank's Applicable Percentage of such Letter of Credit Disbursement, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01, and the Administrative Agent will promptly make such funds available to such Issuing Bank. Thereafter, any payments made by the Borrower in respect of such Letter of Credit Disbursement shall be paid to the Administrative Agent in Dollars (and such Issuing Bank shall promptly remit such payments to the Administrative Agent if received by such Issuing Bank) and the Administrative Agent will promptly remit to each Bank that shall have made such funds available its Applicable


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 29

Percentage of any amounts subsequently received by the Administrative Agent from such Issuing Bank or the Borrower in respect of such Letter of Credit Disbursement (excluding interest for the account of such Issuing Bank for the period prior to the date that such Bank shall have made such funds available).

           (d) Unless the Administrative Agent shall have received written notice from a Bank prior to the date of any Borrowing, or prior to the time of any required payment by such Bank in respect of a Letter of Credit Disbursement, that such Bank will not make available (which can only be refused if there exists an Event of Default identified by such Bank) to the Administrative Agent such Bank's share of such Borrowing or payment, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing or payment in accordance with subsection (b) or
(c), as applicable, of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower or the applicable Issuing Bank, as the case may be, on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 or Section 2.15(g), as applicable, and (ii) in the case of such Bank, the Federal Funds Rate. In the case of a Borrowing, if such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

           Section 2.05. Notes.

           (a) The Loans of each Bank to the Borrower shall be evidenced by a single Note of the Borrower payable to the order of such Bank for the account of its Applicable Lending Office.

           (b) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, Type and maturity of each Loan made by it to the Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto and may, in connection with any transfer of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan of the Borrower then outstanding; provided that (and the Borrower understands and agrees that) the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

           Section 2.06. Interest Rate Elections.

           (a) The initial Type of Loans comprising each Borrowing, and the duration of the initial Interest Period applicable thereto if they are initially LIBOR Loans, shall be as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of, or the duration of the Interest Period applicable to, the Loans (other than Swingline Loans) included in any Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and
Article VIII), as follows:


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 30

                        (i) if such Loans are Base Rate Loans (other than a Swingline Loan), the Borrower may elect to designate such Loans as LIBOR Loans, may elect to continue such Loans as Base Rate Loans or may elect to designate such Loans as any combination of Base Rate Loans and LIBOR Loans; and

                        (ii) if such Loans are LIBOR Loans, the Borrower may elect to designate such Loans as Base Rate Loans, may elect to continue such Loans as LIBOR Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and LIBOR Loans.

Notwithstanding the foregoing, the Borrower may not elect an Interest Period for LIBOR Loans unless the aggregate outstanding principal amount of each Bank's Applicable Percentage of the LIBOR Loans (including any such LIBOR Loans made pursuant to Section 2.01 on the date that such Interest Period is to begin) to which such Interest Period will apply is at least $500,000 or any larger multiple of $100,000 provided, however, at no time shall there be more than six
(6) different Interest Periods outstanding.

           (b) Any election permitted by subsection (a) of this Section may become effective on any LIBOR Business Day specified by the Borrower (the "Election Date"); provided that, with respect to any outstanding LIBOR Loan, the Borrower may not specify an Election Date that is other than the last day of the Interest Period therefor. Each such election shall be made by the Borrower by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 11:00 a.m. (New York City time) on (x) the Election Date, if all the resulting Loans will be Base Rate Loans and (y) the date three (3) LIBOR Business Days before the Election Date, if the resulting Loans will include LIBOR Loans. Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

                        (i) the Election Date;

                        (ii) if the Type of Loan is to be changed, the new Type of Loan and, if such new Type is a LIBOR Loan, the duration of the new Interest Period applicable thereto;

                        (iii) if such Loans are LIBOR Loans and the Type of such Loans is to be continued for an additional or different Interest Period, the duration of such additional or different Interest Period; and

                        (iv) if such Loans are to be designated as a combination of Base Rate Loans, or LIBOR Loans, the information specified in clauses (i) through (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

           (c) Upon receipt of a Notice of Interest Rate Election, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such notice shall not thereafter be revocable by the applicable Borrower.

           (d) If a Borrower (i) fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent electing to continue or change the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing as provided in this Section and (ii) has not theretofore delivered a notice of prepayment relating to such Loans, then such Borrower shall be deemed to have given the Administrative Agent a Notice of


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 31

Interest Rate Election electing to change the Type of such Loans to (or continue the Type thereof as) Base Rate Loans, commencing on the last day of the then current Interest Period.

           Section 2.07. Interest Rates.

           (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is converted to a Loan of another Type, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable monthly in arrears on the first Domestic Business Day of each month and, with respect to the principal amount of any Base Rate Loan converted to a LIBOR Loan, on the date such Base Rate Loan is so converted.

           (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Rate plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

           (c) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day each Swingline Loan is outstanding, at such rate per annum equal to the Base Rate plus the Applicable Margin for such day. Such interest shall be payable monthly in arrears on the first Domestic Business Day of each month.

           (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder pursuant to the terms hereof. The Administrative Agent shall give prompt notice to the applicable Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

           (e) Notwithstanding the foregoing, upon the occurrence and continuation of an Event of Default, all Loans shall bear interest at a rate per annum equal to the sum of 2% plus the Base Rate plus the Applicable Margin for Base Rate Loans.

           Section 2.08. Fees.

           (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks based on their Applicable Percentage a commitment fee at the applicable per annum Commitment Fee Rate. Such commitment fee shall accrue from and including the Effective Date to, but excluding, the date on which the Commitments expire or terminate, on the daily average unused portion of the Total Commitments. The Administrative Agent shall determine the Commitment Fee Rate applicable from time to time hereunder.

           (b) Payments. Accrued fees under this Section shall be payable quarterly in arrears on (i) the third Domestic Business Day following the last day of March, June, September and December in each year, commencing on the first such date that occurs after the Effective Date and (ii) the date on which the Commitments expire or terminate. The Administrative Agent shall determine the amount of accrued fees payable hereunder on each payment date and notify the Borrower thereof.

           (c) For purposes of determining the applicable Commitment Fee payable to the Swingline Lender, the aggregate outstanding principal amount of Swingline Loans shall be considered outstanding for purposes of the Borrower and the Swingline Lender, only.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 32

           Section 2.09. Voluntary Reduction or Termination of Commitments.

           (a) On December 24, 2003, or, if such day is not a Domestic Business Day, the next succeeding Domestic Business Day, the Borrower may, upon at least five Domestic Business Days' notice to the Administrative Agent, terminate the Total Commitment at any time, or proportionately reduce from time to time each Bank's Commitment by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, provided, however that any reduction in the aggregate amount of the Commitments shall be expressly conditioned upon the Borrower demonstrating projected Borrowing Availability (acceptable to the Administrative Agent) for the next twelve (12) months of at least $35,000,000 and, on any date, the Total Commitment may not be reduced to less than an amount equal to the greater of:
(i) the Swingline Limit and (ii) the Committed Exposure as of such date.

           (b) The Commitments shall terminate on the Termination Date.

           Section 2.10. Maturity of Loans. The Loans shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date; provided that each Swingline Loan shall also be due and payable as set forth in Section 2.03.

           Section 2.11. Prepayments.

           (a) Voluntary Prepayments. Subject to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice (or, if such prepayment is made prior to noon, on the same day or in the case of a Borrowing of LIBOR Loans, two LIBOR Business Days' notice) to the Administrative Agent, prepay any Borrowing of the Borrower in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

           (b) Mandatory Prepayments.

                        (i) If at any time the Committed Exposure exceeds the Total Availability, the Borrower shall immediately upon notice from the Administrative Agent: (i) repay, by payment to the Administrative Agent for the account of the Banks, to be applied to the Loans, the amount of such excess, and/or (ii) furnish Collateral and/or repay the Swingline Loan and/or Letter of Credit Exposure, in an amount equal to such excess;

                        (ii) The Borrower shall make a prepayment/repayment of the Loans in the amount of 100 % of Net Proceeds from the issuance of equity or debt to the extent that such equity or debt proceeds are not used to repurchase, redeem or otherwise retire the Seller Preferred, the Senior Notes, the Senior Secured Notes or the Borrower's 8.5% Junior Subordinated Debenture Due 2004 dated September 17, 2002 in the principal amount of $4,333,333.34; and

                        (iii) The Borrower shall make a prepayment of the Loans in the amount of 100% of the Net Proceeds from the sale of assets permitted under Section 5.11(b).

           The mandatory repayments set forth in this Section 2.11 shall be applied first to reduce all outstanding principal, interest and fees on Swingline Loans, second to reduce all outstanding principal, interest and fees on other Loans and third to cash collateralize the principal amount and any fees of the Letter of Credit Exposure.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 33

           (c) Swingline Prepayments. The Borrower may, upon notice to the Administrative Agent prior to 12:00 Noon (New York City time) on the date of prepayment (which shall be a Domestic Business Day), prepay any Swingline Loan of the Borrower in whole at any time, or from time to time in part, by paying the Swingline Lender the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

           (d) Notice of Prepayments. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank (or, in the case of a Swingline Loan, the Swingline Lender) of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

           (e) Control of Cash and Application to Obligations. Prepayment will also be made on the Loans as a result of the Administrative Agent's control of collections on Collateral as described in Section 2.16.

           Section 2.12. General Provisions as to Payments.

           (a) Except as otherwise expressly provided herein, all payments to be made by the Borrower hereunder or under the Notes shall be made not later than 1:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

           (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

           (c) Unless the Administrative Agent shall have been notified by a Bank or Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Administrative Agent hereunder or Borrower is to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, (i) the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period and (ii) the Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (i).

           Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any LIBOR Rate Loan (pursuant to Article II or otherwise) on any day other than the last day of the Interest Period


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 34 applicable thereto, or the end of any applicable period fixed pursuant to the terms hereto, or if the Borrower fails to borrow any LIBOR Loans after notice has been given to any Bank in accordance with Section 2.04(a) or to change or continue the Type of, or the duration of the Interest Period applicable to, any LIBOR Loans after notice has been given to any Bank in accordance with Section 2.06(c), the Borrower shall reimburse each Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan) including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

           Section 2.14. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

           Section 2.15. Letters of Credit.

           (a) The Borrower may request the issuance of letters of credit by JPMorgan Chase Bank, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, appropriately completed, for the account of the Borrower or one or more of its Subsidiaries, at any time and from time to time during the Revolving Credit Period; provided that any Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit the Committed Exposure shall not exceed the amount of Total Availability.

           (b) Each issuance of any Letter of Credit shall be made on such prior notice from the Borrower to JPMorgan Chase Bank as shall be acceptable to such Issuing Bank specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the date that is one Domestic Business Day prior to the Termination Date, and (ii) subject to renewal, the date one year after the date of such Letter of Credit, or, if such Letter of Credit is issued to a beneficiary outside the United States, the date that is five Domestic Business Days prior to the Termination
Date), the amount and currency of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, whether such Letter of Credit is a documentary or stand-by Letter of Credit, the purpose of such Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. Each Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of each Letter of Credit issued by it, the currency thereof and the expiration of such Letter of Credit. Each Issuing Bank will give the Administrative Agent and the Borrower daily notice of the aggregate amount available to be drawn under all outstanding Letters of Credit issued by it a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit issued by it and the amount thereof, the expiration of any such Letter of Credit and any payment on drafts presented under such Letters of Credit.

           (c) Each Issuing Bank that issues a Letter of Credit, by the issuance of such Letter of Credit and without any further action on the part of such Issuing Bank or the Banks in respect thereof, hereby grants to each Bank, and each Bank hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Bank's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of such Issuing Bank, in accordance with Section 2.04(b), such Bank's Applicable Percentage of each Letter of Credit Disbursement


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 35 made by such Issuing Bank and not reimbursed by the Borrower when due in accordance with subsection (f) of this Section; provided that the Banks shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of such Issuing Bank.

           (d) Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to subsection (c) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any circumstance described in Section 2.03(d), any amendment, renewal or extension of a Letter of Credit or the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso in subsection (c) above).

           (e) Upon each issuance of a Letter of Credit, Borrower agrees to pay the Applicable Letter of Credit Fee to the Banks, and a fronting fee to be determined by the Issuing Bank. Fees under this subsection shall be calculated by the applicable Issuing Bank and shall be payable quarterly in advance on the third Domestic Business Day following the last day of March, June, September and December in each year and on the Termination Date (or any earlier date on which the Commitments are terminated). The applicable Issuing Bank will notify the Borrower of the amount of accrued fees payable hereunder on each payment date. In addition to the foregoing, the Borrower shall pay directly to each Issuing Bank, for its account, such Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit, payable within fifteen (15) days after demand therefor by such Issuing Bank.

           (f) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay directly to such Issuing Bank an amount equal to the amount of such draft before 2:00 p.m. (New York City time), on the day on which such Issuing Bank shall have notified the Borrower (as provided in subsection (j) below) that payment of such draft will be made; provided that, if the Borrower shall not have received notice of such draft before 10:00 a.m. (New York City time) on the date that payment of such draft is made, then such payment may be made by the Borrower to such Issuing Bank on the Domestic Business Day immediately following the date of receipt by the Borrower of notice of such payment, together with interest (at a rate per annum equal to the sum of the Applicable Margin for LIBOR Loans at the time plus the rate determined by such Issuing Bank to be equal to the rate per annum at which deposits in the same currency as such draft are then being offered to such Issuing Bank in the London interbank market for a period of one month) on the amount of such draft from and including the date such draft was paid by such Issuing Bank to but excluding such next Domestic Business Day. If the Borrower shall fail to pay any amount required to be paid by it under this subsection when due, such unpaid amount shall bear interest, for each day from and including the due date to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue Base Rate Loans.

           (g) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in subsection (f) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

                        (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document;

                        (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent, the Collateral Agent or any Bank or any other Person


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 36 in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                        (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (iv) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit, subject to subsection (i) below; and

                        (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this subsection (g), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

           (h) None of the Banks (including any Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agent shall be liable or responsible by reason of or in connection with (and the Borrower shall indemnify and hold harmless each of the Banks, the Issuing Banks, the Administrative Agent and their officers, directors, employees and agent from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising by reason of or in connection with) the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (g) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, or (iv) any consequences arising from causes beyond the control of any Issuing Bank, including, without limitation, any government acts, or any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that the Borrower shall not be required to indemnify any Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of an Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (y) an Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (h) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so in accordance with their Applicable Percentage. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from an Issuing Bank's gross negligence or willful misconduct, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any material respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 37 or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of such Issuing Bank.

           (i) Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent, the Borrower of such demand for payment and whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section. The Administrative Agent shall promptly give each Bank notice thereof.

           (j) If at any time the Committed Exposure exceeds the Total Availability, then the Borrower shall provide cash collateral in respect of the Letter of Credit Exposure as provided below in an amount equal to such excess; provided that, solely for purposes of determining whether the Borrower is in compliance with the foregoing requirements of this subsection (j), the Total Availability shall be increased by the amount of any cash collateral then held by the Administrative Agent pursuant to this subsection (j). In the event that the Borrower is required pursuant to the terms of this Agreement to provide cash collateral in respect of the Letter of Credit Exposure, the Borrower shall deposit in an account with the Administrative Agent, for the benefit of the Banks (including the Issuing Banks), an amount in cash equal to (x) in the case of a deposit required pursuant to the first sentence of this subsection (j), the amount specified therein, or (y) in the case of a deposit required as a result of an Event of Default, the entire Letter of Credit Exposure. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to the first sentence of this subsection (j), the Administrative Agent shall return such amount (to the extent not applied as aforesaid) to the Borrower, from time to time, to the extent that doing so would not give rise to an obligation on the part of the Borrower to provide additional cash collateral pursuant to such sentence. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Domestic Business days after all Events of Default have been cured or waived, and if prior to such return the amount of the Letter of Credit Exposure is reduced, any excess of the amount deposited (to the extent not applied as aforesaid and disregarding interest or profits on investments) over the reduced amount of the Letter of Credit Exposure shall be returned to the Borrower promptly after such reduction gives rise to such excess. Notwithstanding the foregoing, if any Obligation payable by the Borrower hereunder is due and payable but remains unpaid at the time that the Administrative Agent would otherwise be required to return any amount of cash collateral to the Borrower hereunder, the Administrative Agent may retain such cash collateral and apply the amounts retained to the payment of such unpaid Obligation.

           Section 2.16. Application of Payments and Collateral. Notwithstanding anything in the Security Agreement to the contrary, at all times during this Agreement after February 1, 2003 the Borrower will instruct all customers and other Persons making payment on Accounts and other Collateral to make all payments thereon to a Lockbox Account. In the event the Borrower (or any Affiliate of the Borrower or any Person acting for or in concert with the Borrower) at any time during the term of this Agreement (both before and after February 1, 2003) shall receive any monies, checks, drafts or other similar negotiable items of payments made with respect to Accounts and other Collateral, the Borrower or such Persons shall receive the same in trust and shall promptly deposit the same into a Lockbox Account. The Borrower agrees that it will cause


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 38 the funds on deposit in Borrower's Lockbox Accounts to be paid to the Administrative Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer. The funds deposited into the Concentration Account (over which the Borrower shall have no control) or wire transferred to the Administrative Agent from the Lockbox Accounts shall be applied by the Administrative Agent on the day of their receipt if received by 1:00 p.m. (New York City time) on a Domestic Business Day and on the next Domestic Business Day if received after such time: first to repay outstanding Swingline Loans; second, to repay other outstanding Loans that are Base Rate Loans and all outstanding reimbursement obligations under Letters of Credit; third, to repay outstanding Loans that are LIBOR Loans and all breakage costs due in respect of such repayment or, at the Borrower's option (if no Event of Default has occurred and is then continuing), to fund a cash collateral deposit to a cash collateral account at the Administrative Agent or the Collateral Agent with direction to pay, all or a portion of any such outstanding LIBOR Loans on the last day of the next ending Interest Period therefor; fourth, to pay interest due and payable on the Obligations and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Collateral Agent or any Bank, fifth, to pay all other Obligations that are then outstanding and payable and sixth, if after the foregoing applications no Default exists and available funds remains available to be disbursed, the Administrative Agent shall deposit such remaining amount to the Disbursement Account or transfer such funds as Borrower shall otherwise direct. Notwithstanding anything in the Security Agreement or the Guaranty Agreement to the contrary, all funds (i) received by either Agent from the enforcement of the Guarantee Agreement or from the Collateral Agent's sale or other liquidation of the Collateral when an Event of Default exists (including, without limitation, any amounts paid as adequate protection payments or any other distributions in any bankruptcy or insolvency proceeding made on or in respect of any Collateral) or (ii) deposited into the Concentration Account after an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Agents hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys' fees and expenses) owing to the either Agent in its capacity as an Agent hereunder only and then any remaining amount of such proceeds shall be distributed:

                        (i) first, to an account at the Administrative Agent over which the Administrative Agent shall have control in an amount sufficient to fully collateralize all Letter of Credit Exposure in an amount equal to 101% of all Letter of Credit Exposure then outstanding; and

                        (ii) second, to the Banks, pro rata in accordance with the respective unpaid amounts of Obligations for application in accordance with the immediately preceding sentence, until all the Obligations have been paid and satisfied in full or cash collateralized.

After all the Obligations (including without limitation, all contingent Obligations) have been paid and satisfied in full and all Commitments terminated, any proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Borrower or as otherwise determined by applicable law or applicable court order. All credits against the Obligations shall be conditioned upon final payment to the Agents of the items giving rise to such credits and shall be subject to fully available funds. If any amount applied under this Section is subsequently dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Agents shall have the right to reverse such credit and charge the amount of such item to the Borrower, who shall indemnify the Agents, the Issuing Bank and the Banks against all claims and losses resulting from such dishonor or return.

Section 2.17. Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Loan shall be made by the Banks, each payment of fees under
Section 2.08 and Section 2.15 shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks pro rata according to their respective Applicable Percentages; (ii) the making, conversion, and continuation of Borrowings of a particular Type shall be made pro rata among the Banks holding Loans of such



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 39

Type according to their respective Applicable Percentages; (iii) each payment and prepayment of principal of or interest on Loans or reimbursement obligations in respect of Letters of Credit by the Borrower shall be made to the Administrative Agent for the account of the Agent or the Banks holding such Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by such Banks (provided that (1) only the Swingline Lender shall be entitled to principal and interest on the Swingline Loan unless the other Banks have funded their participations therein and (2) as long as no default in the payment of interest exists, payments of interest made when the Banks are holding different Types of Loans applicable to the same Borrowing, shall be made to the Banks in accordance with the amount of interest actually owed to each based on the Type of Loan held by each such Bank); and (iv) the Banks (other than the Issuing Bank) shall purchase from the Issuing Bank participations in the Letters of Credit and, the Banks (other than the Swingline Lender) shall purchase from the Swingline Lender participations in the Swingline Loans, in each case pro rata according to their respective Applicable Percentages.

                                  ARTICLE III

                                   Conditions
                                   ----------

           Section 3.01. Effectiveness. The effectiveness of this Agreement to amend and restate the Original Credit Agreement shall be conditioned upon satisfaction of the following conditions:

           (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto and the Guarantors (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to them of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

           (b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note of the Borrower dated on or before the Effective Date complying with the provisions of Section 2.06;

           (c) receipt by the Administrative Agent of evidence that the assignments contemplated by that certain Master Assignment and Assumption Agreement dated as of December 24, 2002, among certain of the Banks and certain of the banks party to the Original Credit Agreement (as agreed to and acknowledged by the Borrower and the Administrative Agent) shall have been consummated;

           (d) receipt by the Administrative Agent of evidence of: (i) the repayment of all swingline loans outstanding under the Original Credit Agreement; (ii) the termination of all Libor interest periods outstanding under the Original Credit Agreement; and (iii) the payment of all unpaid interest and fees accrued under the Original Credit Agreement to the Effective Date, together with all other fees, expenses and other charges outstanding thereunder including amounts due under Section 2.13 of the Original Credit Agreement as a result of the termination of the interest periods thereunder on the Effective Date;

           (e) receipt by the Administrative Agent of a certificate signed by an executive officer of the Borrower, dated the Effective Date, to the effect that
(i) no Default has occurred and is continuing as of the Effective Date, and (ii) the representations and warranties of the Borrower set forth in Article IV hereof are true in all material respects on, and as of, the Effective Date;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 40

           (f) receipt by the Administrative Agent of all fees and other compensation payable to the Administrative Agent and/or the Banks on or prior to the Effective Date pursuant to their agreements with the Borrower, including reimbursement of all reasonable out-of-pocket expenses of the Administrative Agent, including, without limitation, legal fees, field exams fees and syndication fees payable by the Borrower in accordance with this Agreement for which invoices have been presented;

           (g) receipt by the Administrative Agent of an opinion of Weil, Gotshal & Manges LLP, counsel for the Borrower and Guarantors, substantially in the form of Exhibit B hereto, and covering such additional matters relating to the Financing Transactions as Administrative Agent and its counsel may reasonably request;

           (h) receipt by the Administrative Agent of all documents and certificates it may reasonably request relating to the existence of the Borrower and the Guarantors and the corporate authority for and the validity of this Agreement and the other Loan Documents, the accuracy of the representations and warranties contained in this Agreement and the other Loan Documents on the Effective Date, the Financing Transactions and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent;

           (i) receipt by the Administrative Agent of reasonably satisfactory written evidence that all requisite governmental authorities and third parties required to approve or consent to the Financing Transactions shall have approved or consented thereto to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Administrative Agent) and all such approvals or consents shall be in full force and effect, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Financing Transactions;

           (j) the Administrative Agent shall be satisfied that no action, suit, investigation, litigation or other legal proceeding, tax or accounting matter, ERISA matter, environmental matter or other matter is pending or threatened against the Borrower, any Subsidiary or any Guarantor in any court or before any arbitrator or governmental instrumentality that purports to affect the Financing Transactions which could have a Material Adverse Effect on the Financing Transactions or that could have a Material Adverse Effect on the business, assets, conditions (financial or otherwise), operations, performance, properties or projections of the Borrower;

           (k) the Administrative Agent shall be satisfied that no material adverse change or any condition or event, which with the passage of time would result in a material adverse change shall have occurred or become known with respect to the business, assets, condition (financial or otherwise), operations, performance, properties or projections of the Borrower, the Subsidiaries or any Guarantor since the end of the most recently ended fiscal year for which audited statements have been provided to the Administrative Agent or in the facts or information as represented by the Borrower to the Administrative Agent to date; and

           (l) the Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent in all respects evidence that the Borrowing Availability is at least $50,000,000 calculated, notwithstanding anything in the definition therein to the contrary, based on: (i) the Borrowing Base Certificate dated as of November 30, 2002 delivered under the Original Credit Agreement and (ii) the loans and letters of credit outstanding under the Original Credit Agreement as of the Effective Date;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 41 provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 31, 2002. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

           Section 3.02. Each Credit Event. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of any Issuing Bank to issue any Letter of Credit is subject to the satisfaction of the following conditions:

           (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, receipt by the Swingline Lender of a notice requesting a Swingline Loan as required by Section 2.03 or receipt by the applicable Issuing Bank of a notice requesting issuance of a Letter of Credit as required by Section 2.15(a), as applicable;

           (b) the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, the Committed Exposure shall not exceed the Total Availability;

           (c) the fact that, immediately before and after such Borrowing or the issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

           (d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true in all material respects (which materiality exception will not apply to representations and warranties qualified by materiality standards) on and as of the date of such Borrowing or issuance of such Letter of Credit; and

           (e) evidence of sufficient Borrowing Availability under the most recent Borrowing Base Certificate delivered to the Administrative Agent.

Each Borrowing hereunder and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) (d), and (e) of this Section.

           Section 3.03. Effective Date Advances and Adjustments. On the Effective Date, the aggregate amount of the commitments under the Original Credit Agreement are being increased hereunder but not all Banks are providing their Applicable Percentage (determined under the Original Credit Agreement) of the amount of the increase. As a result, the loans outstanding under the Original Credit Agreement which are continued hereunder will not be held pro rata by the Banks in accordance with the Applicable Percentages determined hereunder. To remedy the forgoing, on the Effective Date and upon fulfillment of the conditions in Section 3.01, the Banks shall make advances among themselves so that after giving effect thereto the Loans (which are not Swingline Loans) will be held by the Banks, pro rata in accordance with the Applicable Percentages hereunder. The advances made on the Effective Date under this
Section 3.03 by each Bank whose Applicable Percentage has increased (as compared to its Applicable Percentage under the Original Credit Agreement) shall be deemed to be a purchase of a corresponding amount of the Loans of the Bank or Banks whose Applicable Percentages have decreased (as compared to the Applicable Percentages under the Original Credit Agreement). The advances made under this
Section 3.03 shall be Base Rate Loans made under each Bank's Commitment.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 42

                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

           The Borrower represents and warrants that:

           Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower and the Guarantors of each Loan Document to which it is or is to be a party and the Financing Transactions is within its corporate powers, has been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority or official thereof (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or by-laws of the Borrower or any Guarantor or the Indentures or any other indenture, agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Guarantor or result in the creation or imposition of any Lien (other than Liens created by the Loan Documents) on any asset of the Borrower or any Subsidiary, except for any contraventions or defaults under such indentures, agreements, judgments, injunctions, orders, decrees or other instruments or the creation or imposition of any such Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

           Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower, and the other Loan Documents to which the Borrower or any of the Guarantors is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding agreements and obligations of each of the Borrower and the Guarantors that is a party thereto, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

           Section 4.04. Financial Information.

           (a) The consolidated audited balance sheet of the Borrower as of January 31, 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the financial position of the Borrower as of such date and its results of operations and cash flows for such fiscal year.

           (b) The unaudited consolidated balance sheet of the Borrower as of October 26, 2002, and the related consolidated statements of operations and cash flows for the fiscal period then ended, a copy of which has been delivered to each of the Banks, fairly present in all material respects, applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Borrower as of such date and its results of operations and cash flows for such fiscal period (subject to normal year-end adjustments).

           (c) Since October 26, 2002, there has been no material adverse change in the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, considered as a whole.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 43
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           Section 4.05. Litigation. Except as disclosed on Schedule 4.05, there is (i) no injunction, stay, decree or order of any Governmental Authority or
(ii) action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Subsidiary before any Governmental Authority or official thereof in which there is a reasonable probability of an adverse decision which would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or any other Loan Document.

           Section 4.06. Compliance with ERISA. Except to the extent that all such failures to fulfill any such obligations or comply with any such provisions would not reasonably be expected to have a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except to the extent that all such waivers, failures and liabilities would not reasonably be expected to have a Material Adverse Effect, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

           Section 4.07. Environmental Matters. The Borrower and its Subsidiaries have complied in all respects with all Environmental Laws, except to the extent failure to so comply would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice of any failure so to comply with the Environmental Laws, which alone or together with any other such failure would reasonably be expected to result in a Material Adverse Effect. The facilities of the Borrower and its Subsidiaries do not manage or handle any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the applicable Environmental Laws, in violation thereof where such violation would reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect.

           Section 4.08. Taxes. The Borrower and its Subsidiaries have filed or there has otherwise been filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid or there has otherwise been paid all taxes shown to be due on such returns or pursuant to any assessment received the Borrower or any Subsidiary, except where the same is being or will be contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

           Section 4.09. Subsidiaries. Each of the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of the Borrower's other corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that all failures to comply with the foregoing would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. The Guarantors are the only Domestic Subsidiaries that


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 44
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are Material Subsidiaries as of the Effective Date. As of the Effective Date,
all the Borrower's Subsidiaries are reflected on Schedule 4.09.

           Section 4.10. Not an Investment Company. Neither the Borrower nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           Section 4.11. Full Disclosure. All information heretofore furnished in writing by the Borrower or any Subsidiary to either Agent or any Bank for purposes of or in connection with this Agreement, any other Loan Document or the Financing Transactions was, and all such information hereafter furnished in writing by the Borrower or any Subsidiary to the Administrative Agent or any Bank will be, in each case considered as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent that the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to perform its obligations hereunder or under any other Loan Document. Notwithstanding the forgoing, no representation or warranty is given herein with respect to any projections other than that the information contained therein was based upon good faith estimates and assumptions believed to be reasonable at the time made in light of the past operations of the Borrower and its Subsidiaries, it being recognized by the Banks that such projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results.

           Section 4.12. Compliance with Laws and Agreements. Neither the Borrower nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree applicable to it of any Governmental Authority, where such violation or default (individually or in the aggregate) would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default (individually or in the aggregate) would reasonably be expected to result in a Material Adverse Effect.

           Section 4.13. Governmental Approvals. As of the Effective Date, all material consents and approvals of, and material filings and registrations with, and all other material actions in respect of, all Governmental Authorities or any other Person required in order to consummate the Financing Transactions shall have been obtained, given, filed or taken and shall be in full force and effect.

           Section 4.14. Locations. As of the Effective Date, Schedule 4.14 attached hereto sets forth: (i) every location in the United States, Puerto Rico or Canada where any Inventory is located other than third party locations in which the value of the Inventory located thereon does not exceed $3,000,000 in the aggregate for all such locations, (ii) every other location in the United States where the Borrower or any Material Subsidiary has an office (other than sales offices) or place of business, (iii) the address of all material real estate owned in the United States by Borrower or any Material Subsidiary, (iv) the address of all material real estate leased in the United States by Borrower or any Material Subsidiary (including the record owner of such real estate), and
(v) each jurisdiction in the United States in which Borrower or any Material Subsidiary is qualified or required to be qualified to do business.

           Section 4.15. Licenses; Trademarks; Distribution Agreements.

           (a) Schedule 4.15 attached hereto and made a part hereof sets forth as of the Effective Date a list of (i) all material non-governmental License Agreements held by Borrower or any of its Subsidiaries relating to the operation


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 45 of its business as now conducted or presently contemplated (including, as to each such License Agreement, the name of the licensee and licensor, a description of the subject matter of the License Agreement, the termination date or notice requirement with respect to termination and renewal options), (ii) all trademarks, trade names, service marks, copyrights, patents and applications for any of the foregoing owned by or registered in the name of Borrower or any Material Subsidiary, relating to or used in connection with the operation of its business as now conducted or presently contemplated, and (iii) all material Distribution Agreements relating to the operation of its domestic business as now conducted or presently contemplated (including, as to each such Distribution Agreement, the names of the parties, a description of the subject matter of such Distribution Agreement, the termination date or notice requirement with respect to termination and renewal options).

           (b) Except as set forth in Schedule 4.15 as of the Effective Date, all of such License Agreements and Distribution Agreements are in full force and effect and constitute legal, valid and binding obligations of Borrower; there have not been and there currently are not any defaults thereunder by the Borrower or, to the best of its knowledge, by any other party which could cause such License Agreement or Distribution Agreement to be canceled, revoked or terminated; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by Borrower or, to the best of its knowledge, by any other party thereunder. Borrower owns or has a right to use all the trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing listed on Schedule 4.15 and, except as set forth thereon or as permitted herein, pays no royalty under any of them and has the exclusive right to bring actions for the infringement thereof. Except as set forth on
Schedule 4.15, no product made or sold by Borrower violates any License Agreement or Distribution Agreement or, to the best of its knowledge, infringes any trademark, trade name, service mark, copyright, know-how, patent or application for any of the foregoing of any other Person. Except as listed on
Schedule 4.15, there is no pending or, to the best of its knowledge, threatened claim or litigation against Borrower contesting the right of Borrower to use any of the trademarks, trade names, service marks and know-how or the validity of any of the License Agreements, Distribution Agreements, copyrights and patents listed on such Schedule or asserting the misuse thereof which if adversely determined would have a Material Adverse Effect.

           Section 4.16. Inventory. In determining which items of inventory listed on any schedule of inventory heretofore or hereafter provided by Borrower to Banks are Eligible Inventory, Banks may rely on all statements or representations made by Borrower on or with respect to any such schedule; further, Borrower represents and warrants that:

           (a) The most recent inventory location report delivered under Section 5.01(g), sets forth every location where any Inventory is located other than third party locations in which the value of the Inventory located thereon does not exceed $3,000,000 in the aggregate for all such locations;

           (b) no inventory is subject to any lien or security interest whatsoever, except as permitted by the terms of this Agreement; and

           (c) Except as permitted by the definition of the term "Approved Location", no inventory included in the Borrowing Base as eligible is now, or shall at any time or times hereafter be, stored with a bailee, warehouseman or similar party unless either: (i) the obligations payable to such third party are included in the reserves established under clause (g) of the definition of the term "Borrowing Base" or (ii) such bailee, warehouseman or similar party has signed a Consent and Subordination Agreement, any warehouse receipts issued by such party in respect of such inventory have been issued in non-negotiable form (or in negotiable form and delivered to the Administrative Agent) and Borrower


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 46 shall have taken such other action required to cause the location at which such inventory is held to constitute an "Approved Location" hereunder.

           Section 4.17. Security. The Guarantee Agreement and the Security Agreement are in full force and effect and the Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Administrative Agent and the Banks, a legally valid and enforceable first priority, perfected security interest in the Collateral.

           Section 4.18. Quality of Inventory. The Borrower shall (i) only sell Inventory that is appropriate for the marketplace in which the Inventory is sold and (ii) not knowingly sell Inventory that is counterfeit.

           Section 4.19. Lockbox Accounts. As of the Effective Date, Schedule
4.19 correctly identifies all Lockbox Accounts owned by the Borrower and each Guarantor and the institutions holding such accounts. No Person other than the Agents and the institution at which a lockbox account is held, has control over any lockbox account owned by the Borrower or by any Guarantor.

           Section 4.20. Solvency. Borrower and each Guarantor, on a consolidated basis: (a) own assets the fair saleable value of which are (i) greater than the total amount of their liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay their then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to them;
(b) have capital that is not unreasonably small in relation to their business as presently conducted; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

           Section 4.21. Common Enterprise; Benefit Received. The Borrower and the Guarantors are members of an affiliated group and the Borrower and the Guarantors are collectively engaged in a common enterprise with one another. Borrower and each Guarantor will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party. Borrower and each Guarantor will derive substantial benefit from the credit extended pursuant hereto in an amount at least equal to its obligations under the Loan Documents to which it is a party.

                                   ARTICLE V.

                                    Covenants
                                    ---------

           The Borrower agrees that, so long as any Bank has any Commitment or any Loan or Letter of Credit Disbursement or accrued interest thereon remains unpaid or any Letter of Credit remains outstanding:

           Section 5.01. Information. The Borrower will deliver to each of the Banks (directly or through the Administrative Agent):

           (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in the form of an unqualified audit opinion by independent public accountants of nationally recognized standing;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 47
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           (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations, stockholders' equity and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the principal financial officer or principal accounting officer of the Borrower;

           (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the principal financial officer or the principal accounting officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.19 of this Agreement on the date of such financial statements, (ii) setting forth in reasonable detail the calculations required to establish the Consolidated Total Debt/EBITDA in order to determine the Applicable Margin, Applicable Letter of Credit Fee and the Commitment Fee Rate for the upcoming fiscal quarter, (iii) stating whether any Default exists hereunder on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto,
(iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to this Section, there has been any material change in the generally accepted accounting principles applied in the preparation of such statements, and, if so, describing such change and (v) stating whether there is any Material Subsidiary that is required to be a Guarantor but currently is not a Guarantor;

           (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above; provided that the foregoing shall not be construed to require that such accountants conduct any investigation outside the regular course of their audit;

           (e) within thirty (30) days after the end of each month, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such month and the related consolidated statements of operations, stockholders' equity and cash flows for such month and for the portion of the Borrower's fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the principal financial officer or principal accounting officer of the Borrower;

           (f) a Borrowing Base Certificate together with an accounts receivable aging report (reflecting all journal entries and adjustments including all customer credits and debits), a report showing all amounts payable by the Borrower to the account debtors whose accounts receivable are included in the Borrowing Base, a collections report, a sales report and lockbox statements all certified by Borrower's principal financial officer: (i) within fifteen (15) days after the end of each month, with the Borrowing Base Certificate and reports being prepared as of the last day of such month, (ii) during the two fiscal quarters beginning on or about May 1 and ending on or about October 31, on Tuesday of each week, with the Borrowing Base Certificate and reports being


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 48 prepared as of the immediately preceding Saturday, and (iii) if a Default exists, within three days after any other date requested by the Administrative Agent with the Borrowing Base Certificate and such reports being prepared as of the date of the request;

           (g) within fifteen (15) days after the end of each month, a report, in the form acceptable to the Administrative Agent, setting forth in reasonable detail the location and dollar amount of the inventory of the Borrower and the Subsidiaries as of the last day of the month, certified by Borrower's principal financial officer as of the end of such month;

           (h) within thirty (30) days after the end of each fiscal year (commencing for the fiscal year ended January 31, 2003) of the Borrower, projections in reasonable detail of an annual operating budget and cash flow of the Borrower and its Subsidiaries, prepared by Borrower on a monthly basis for the current fiscal year and on an annual basis for the next succeeding fiscal year, and also containing a certification by its principal financial officer to the effect that such projections have been prepared on a sound financial planning basis and that the assumptions upon which such projections are based are reasonable;

           (i) within five (5) days after the principal executive officer, president or any financial officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the principal financial officer or the principal accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

           (j) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

           (k) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

           (l) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the principal financial officer or the principal accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 49
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           (m) from time to time such additional information regarding the financial position or business of the Borrower and the Subsidiaries as either Agent, at the request of any Bank, may reasonably request; and

           (n) within thirty (30) days after the end of each month, the following reports: (i) a management narrative of the financial results of Borrower; (ii) financial comparison of month to date and year to date performance of the Borrower to prior year results and current year's budget;
(iii) a listing of the top ten concentration for accounts receivable and accounts payable; (iv) a listing of the balance of inter-company loans to the Foreign Subsidiaries; (v) consolidating profit and loss statement (domestic/international); and (vi) SBU (i.e., strategic business unit) analysis of sales, EBITDA and gross margin.

           Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

           Section 5.03. Maintenance of Property; Insurance.

           (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear expected.

           (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance in such amounts and against such risks as is customary for companies in the same or similar businesses, in each case with financially sound and reputable insurers. The Collateral Agent shall be named as loss payee on all property loss policies for inventory and the Collateral Agent shall be named as additional insured on all liability policies.

           Section 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) any merger of any Subsidiary of the Borrower permitted by Section 5.11(a) or (ii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

           Section 5.05. Compliance with Laws. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where noncompliance would not have a Material Adverse Effect.

           Section 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 50 dealings and transactions in relation to its business and activities. The Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent, at Borrower's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records, to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants and to otherwise conduct inventory inspections, appraisals, collateral audits or other field examinations as follows: (a) unless an Event of Default shall have occurred hereunder, the Administrative Agent may not conduct more than two (2) field examinations in any calendar year; (b) unless Borrowing Availability is less than $20,000,000 at any time during the period from November 1 to April 30 of any year or an Event of Default shall have occurred at any time, the Administrative Agent may not conduct, and the Borrower shall not be obligated to pay for, more than one appraisal of the Inventory each calendar year; and (c) the exercise by the Administrative Agent of its rights under this sentence shall require reasonable prior notice to the Borrower and shall be conducted during normal business hours in a reasonable manner so as not to disrupt the normal conduct of the Borrower's business. Notwithstanding anything contained to the contrary herein or in any of the Loan Documents, upon the occurrence of an Event of Default, the Administrative Agent may visit and inspect the Borrower, any of its Subsidiaries and any of their respective properties in order to examine and make abstracts from any of their respective books and records, to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants and to otherwise conduct inventory inspections, appraisals, collateral audits or other field examinations as often as may reasonably be desired. If Borrowing Availability is less than $20,000,000 at any time during the period from November 1 to April 30 of any year, then the Administrative Agent may conduct one additional appraisal of the Inventory during such year at the Borrower's expense. If an Event of Default shall have occurred hereunder at any time, the Administrative Agent may conduct such number of appraisals of the Inventory as it deems necessary in its reasonable sole discretion and the Borrower shall be obligated to pay from all such appraisals. In addition, Administrative Agent has the right at any time and from time to time, at the Borrower's expense, to conduct routine and periodic verifications as to the existence and condition of Accounts, in each case without prior notice to or consent of Borrower and whether or not a Default exists. In conducting the verifications hereunder, the Administrative Agent will advise the parties contacted that the verification is routine. The Administrative Agent will not conduct verifications of Accounts under this Section 5.06 more frequently than is reasonably necessary.

           Section 5.07. Additional Guarantors. If at any time after the Effective Date any Subsidiary (other than (a) a Guarantor or (b) any Foreign Subsidiary that does not Guarantee any Obligations of the Borrower) is or becomes a Material Subsidiary, the Borrower, within thirty (30) days of such Subsidiary becoming a Material Subsidiary, will cause such Subsidiary to become a Guarantor pursuant to the Guarantee Agreement.

           Section 5.08. Amendment of Certain Documents. Neither the Borrower nor any of its Subsidiaries shall, without the prior written consent of the Administrative Agent, amend or modify the Primary Licensing Agreement where such amendment or modification would have a Material Adverse Effect on rights of the Banks thereunder. Borrowers shall, within fifteen (15) days of termination of any material licensing or distribution agreement, provide Administrative Agent with notice of such termination.

           Section 5.09. Investments. Neither the Borrower nor any of its Subsidiaries will make or acquire any Investment in any Person other than:

           (a) Existing investments as more specifically identified on Schedule 5.09;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 51

           (b) Investments by the Borrower or any Guarantor in the Borrower or any Guarantor, in addition to those disclosed on Schedule 5.09; provided, however that such additional investments made after the effective date of the Original Credit Agreement in any Subsidiary that is not a Guarantor shall be limited to $5,000,000 in the aggregate for all such Subsidiaries;

           (c) Advances to employees for business expenses or for personal needs not to exceed $500,000 in the case of any one (1) employee outstanding at any one time and not to exceed $2,500,000 in the aggregate to all such employees of Borrower outstanding at any one time;

           (d) investments in short-term obligations of the United States;

           (e) demand deposits, certificates of deposit, bankers' acceptances and time deposits of United States banks having total assets in excess of $250,000,000;

           (f) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States or any state thereof which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard & Poor's;

           (g) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (d) above and entered into with a financial institution satisfying the criteria described in clause (e) above;

           (h) any other investments made by Borrower made after the effective date of the Original Credit Agreement, the aggregate amount of which at no time exceeds $5,000,000;

           (i) investments in money market funds, liquid assets funds and other similar funds purchasing, investing in or otherwise acquiring or holding only investments otherwise permitted by paragraphs (d) through (g) of this Section 5.09;

           (j) investments, in addition to those disclosed on Schedule 5.09, by the Borrower or any Subsidiaries in any of the Foreign Subsidiaries who are not Guarantors, for working capital or general corporate purposes, which when aggregated with amounts committed under clause (ix) of the definition of Permitted Indebtedness and outstanding Indebtedness under clause (xii) thereof shall not exceed $50,000,000 in the aggregate; provided, that after giving effect to any such investments, Borrowing Availability shall be at least $15,000,000 and provided, further, any committed or outstanding amounts of Indebtedness under clause (ix) of the definition of Permitted Indebtedness shall permanently reduce dollar-for-dollar the amount of investments permitted under this Section 5.09(j); and (k) Permitted Acquisitions.

           Section 5.10. Negative Pledge. Neither the Borrower nor any of its Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following:

           (a) Liens securing Permitted Indebtedness to the extent expressly permitted;

           (b) Liens existing on the date of this Agreement identified on
Schedule 5.10 securing only the obligations identified on such Schedule;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 52

           (c) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such refinancing, extension, renewal or refunding constitutes a Permitted Refinancing;

           (d) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

           (e) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

           (f) mechanics', workers', materialmen's, warehousemen's, lessor's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith; or

           (g) Liens, other than those described in the forgoing clauses of this Section, arising in the ordinary course of its business which (i) do not secure Indebtedness or any monetary obligation and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; provided, however, in any case such Lien shall not secure obligations in excess of $2,000,000 in the aggregate outstanding at any time.

           Section 5.11. Consolidations, Mergers and Sales of Assets.

           (a) Neither the Borrower nor any of its Subsidiaries will consolidate or merge with or into any other Person, except that if, after giving effect thereto, no Default shall have occurred and be continuing, (i) any Subsidiary of the Borrower may be merged into the Borrower if the Borrower is the surviving corporation, (ii) any Subsidiary of the Borrower may merge with any other corporation (other than the Borrower) if such Subsidiary is the surviving corporation; provided, that if a Guarantor is a party to any such merger, such Guarantor shall be the surviving corporation and (iii) Permitted Acquisitions and asset dispositions permitted pursuant to subsection (b) of this Section may be consummated in the form of a merger, as long as, in the event of a Permitted Acquisition, the Borrower or a Subsidiary is the surviving Person, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 5.09 and provided further that any such merger involving a Person that is a Guarantor shall not be permitted unless such Guarantor is the surviving Person.

           (b) Neither the Borrower nor any of its Subsidiaries will sell, lease or otherwise transfer any asset, except (i) in the ordinary course of its business (which ordinary course shall include the sale or other disposition of obsolete or excess inventory or intellectual property, fixtures or equipment to the extent ordinary and consistent with past practice), (ii) sale of assets, not in the ordinary course of business, which from and after the effective date of the Original Credit Agreement do not in the aggregate exceed $25,000,000, (iii) transfers made as Investments permitted by Section 5.09 or Restricted Payments permitted by Section 5.14, or (iv) to the extent not otherwise permitted in clauses (i) through (iii) of this clause (b), transfers of assets by the Borrower or any Subsidiary to Borrower or to a Domestic Subsidiary or by one Foreign Subsidiary to another Foreign Subsidiary if: (A) no Default exists or would result; (B) the assets transferred do no include Accounts or Inventory;
(C) the assets transferred do not include any intellectual property necessary for the manufacture or sale of the Inventory unless the Borrower shall have take such action as the Administrative Agent may request to ensure that the


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 53

Collateral Agent will be able to utilize the intellectual property in question pursuant to the license granted under the Security Agreement or otherwise to liquidate the Inventory; and (D) with respect to any such transfer involving the Borrower and the Domestic Subsidiaries, the party receiving the assets transferred shall be the Borrower or a Guarantor or simultaneously with such transfer will become a Guarantor and party to the Security Agreement. No Foreign Subsidiary shall be required to become a Guarantor under this Section 5.11.

           Section 5.12. Use of Proceeds and Letters of Credit. The proceeds of the Loans (including Letters of Credit) will be used for on-going working capital requirements of the Borrower and its Subsidiaries. In addition, proceeds of the Loans may be used by the Borrower to fund the payments permitted by
Section 5.21. In the event any proceeds from the issuance of equity issued after the date hereof are used to repay the Obligations, then subject to the other terms and conditions of this Agreement, the Borrower may, within the twelve months following the date of the receipt of such proceeds, request a Borrowing hereunder in an amount equal to such proceeds with the amount of such Borrowing used to make the payments permitted by Sections 5.14(c) and 5.21(d). Letters of Credit will be issued only as (a) documentary Letters of Credit used only to support obligations of the Borrower or any Subsidiary (other than a Foreign Subsidiary) related to the purchase of Inventory in the ordinary course of business or (b) standby Letters of Credit used to support other obligations of the Borrower or any Subsidiary. None of such proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

           Section 5.13. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or rendering of services, with or for the benefit of any Affiliate, other than (a) any such transaction expressly permitted by this Agreement (including any Investment in an Affiliate expressly permitted under Section 5.09), (b) any such transactions where each of the parties thereto is either the Borrower or a Guarantor or (c) any transaction entered into by the Borrower or any Subsidiary which is (i) not otherwise prohibited under this Agreement, (ii) in the ordinary course of business of such entity's business and (iii) upon fair and reasonable terms no less favorable to such entity than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

           Section 5.14. Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to make any Restricted Payments except:

           (a) a dividend paid by a wholly-owned Subsidiary to the Borrower;

           (b) from the period from the effective date of the Original Credit Agreement and at all times thereafter, up to $4,000,000 in the aggregate of payments pursuant to the existing Stock Repurchase Plan authorized by the Board of Directors of the Borrower by written consent on January 20, 2000;

           (c) redemption of the Seller Preferred with the proceeds of an equity issuance; or

           (d) as long as no Event of Default exists and is continuing, any other payments made since the effective date of the Original Credit Agreement in the aggregate amount which shall not exceed $1,000,000.

           Section 5.15. Borrower or Guarantor Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, assume or otherwise be or become liable with respect to any Indebtedness except:


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 54

           (a) Indebtedness of the Borrower in respect of the Loans and the Letters of Credit;

           (b) Indebtedness of the Guarantors in respect of the Guarantees under the Guarantee Agreement;

           (c) Indebtedness owed by any Guarantor to the Borrower or any Subsidiary or debt owed by the Borrower to any Subsidiary;

           (d) Indebtedness incurred in connection with Swap Agreements entered into in compliance with Section 5.18; or

           (e) The Permitted Indebtedness.

The Borrower will not, nor will it permit any Subsidiary, to incur any obligations under a "synthetic" lease of real property (i.e., a lease accounted for under GAAP as an operating lease but intended by the parties for all other purposes as a financing) or any other off balance sheet financing arrangement relating to the financing of real property which is not reflected as a liability on the balance sheets referred to in Section 4.04 or delivered pursuant to
Section 5.01 except for such obligations which in the aggregate do not exceed $2,500,000 at any time outstanding.

           Section 5.16. Sale and Lease Back Transaction. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Lease Back Transaction.

           Section 5.17. Foreign Jurisdictions. The Borrower will inform Administrative Agent upon qualifying (or causing its Material Subsidiaries to qualify) to do business in any United States jurisdictions where it is not presently qualified to do business.

           Section 5.18. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (including, without limitation, currency and commodity risk), to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock of the Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary, and (c) forward purchase agreements entered into in respect of the materials needed by the Borrower and the Subsidiaries in the ordinary course of business.

           Section 5.19. Minimum Quarterly Consolidated Debt Service Coverage Ratio. If Average Borrowing Base Capacity (as defined below) is equal to or less than $50,000,000 as of any fiscal quarter end, the Borrower will not permit the ratio of Cash Flow to Debt Service to be less than 1.10 to 1.00, computed in each case for the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of the end of such fiscal quarter for the preceding twelve months. As used in this Section 5.19, the following terms shall have the following meanings:

                     "Cash Flow" means, for any period, the sum of (i) Consolidated EBITDA minus (ii) Capital Expenditures which were not financed with Indebtedness permitted hereby; minus (iii) all income and franchise taxes paid in cash.

                     "Debt Service" means, for any period, the sum of (i) Consolidated Net Interest Expense plus (ii) regularly scheduled principal payments made in respect of Indebtedness during such period plus (iii) all cash Dividends paid during such period.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 55

                     "Average Borrowing Base Capacity" means, as of a fiscal quarter end, an amount equal to the average daily balances of the sum of the Borrower's domestic cash, domestic cash equivalents and Borrowing Base Capacity for the thirty day period ending on the date of calculation.

                     "Borrowing Base Capacity" means, on any date, an amount equal to the Borrowing Base in effect on such date minus the Committed Exposure on such date.

           Section 5.20. Minimum Availability. Borrower shall at no time permit the sum of the Borrowing Base minus the Committed Exposure to be less than $15,000,000.

           Section 5.21. Restriction on Payment of Indebtedness. Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on the Senior Notes, the Senior Secured Notes or the Borrower's 8.5% Junior Subordinated Debenture Due 2004 dated September 17, 2002 in the principal amount of $4,333,333.34 (all of the forgoing, herein the "Significant Debt"), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any of the Significant Debt, except:

           (a) payment of regularly scheduled interest and principal payments as and when due, other than payments in respect of any subordinated Indebtedness prohibited by the subordination provisions thereof;

           (b) refinancing of Indebtedness to the extent permitted by Section 5.15;

           (c) payment of the Senior Secured Notes that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

           (d) any prepayment, purchase, redemption, or other acquisition of any of the Significant Debt (each a "Prepayment") from the Net Proceeds of an equity offering; and

           (e) any other Prepayment which is not permitted by clause (d) preceeding but only if:

                      (i) no Default exists or would result;

                      (ii) if the Prepayment is made:

                        (A) during the two fiscal quarters beginning on or about May 1 and ending on or about October 31, then the sum of the following must equal or exceed $25,000,000 as of the date of calculation (which date must not be more than 30 days prior to the date of the Prepayment): (x) the most recent Borrowing Base in effect on the calculation date; minus (y) the Committed Exposure on the calculation date; minus (z) the amount of the Prepayment; or

                        (B) during the two fiscal quarters beginning on or about November 1 and ending on or about April 30, then the sum of the following must equal or exceed $50,000,000 as of the date of calculation (which date must not be more than 30 days prior to the date of the Prepayment): (x) the most recent Borrowing Base in effect on the calculation date; minus (y) the Committed Exposure on the calculation date; minus (z) the amount of the Prepayment; and


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 56

                      (iii) the Borrower shall have delivered to the Administrative Agent a certificate certifying as to its compliance with the forgoing clauses (i) and (ii) and shall show in reasonable detail the calculation required by clause (ii).

           Section 5.22. Lockbox and Deposit Accounts. Borrower shall not, and its shall not permit any Guarantor to, open any new lockbox account or otherwise utilize any such lockbox account other than the lockbox accounts identified on
Schedule 4.19 unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Administrative Agent to cause the Collateral Agent's security interest in the proceeds of Collateral to be perfected and protected. Borrower will not, nor will it permit any Guarantor to, give any party (other than the depository institution holding the Lockbox Account) control over any Lockbox Account. At any time and from time to time within fifteen days of the Administrative Agent's request, the Borrower shall provide the Administrative Agent with a list identifying all deposit accounts owned by the Borrower and each Guarantor and the institutions holding such accounts.

                                   ARTICLE VI

                                    Defaults
                                    --------

           Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

           (a) (i) the Borrower shall fail to pay when due any principal on any Loan or any reimbursement obligation in respect of a Letter of Credit Disbursement or (ii) the Borrower shall fail to pay interest on any Loan, any fees or any other amount payable hereunder or under any other Loan Document within five (5) days of the time such amount is due;

           (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.01 or any of Sections 5.08 to 5.21, inclusive;

           (c) the Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent;

           (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

           (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt or Permitted Indebtedness when due or within any applicable grace period;

           (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or Permitted Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or Permitted Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof or, under circumstances in the nature of a default, to require the prepayment or repurchase thereof prior to the maturity thereof;

           (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee,


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 57 receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

           (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary or a combination thereof and shall continue unsatisfied and unstayed for a period of 60 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

           (j) a Change of Control shall occur;

           (k) the Guarantee of any Guarantor under the Guarantee Agreement shall cease to be, or shall be asserted by such Guarantor not to be, a valid and binding obligation of such Guarantor, except as expressly contemplated by the Guarantee Agreement;

           (l) a contribution required to be made with respect to any defined contribution plan has not been timely made, the Borrower or any Guarantor has incurred or is likely to incur any liability to or on account of any defined contribution plan under Section 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Guarantor has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or the Borrower or any Guarantor has incurred or is likely to incur liabilities pursuant to one or more Defined Contribution Plans; and such liability, individually, and/or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect;

           then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by the Required Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes of the Borrower (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, or, (iii) if requested by the Required Banks, do any combination of the foregoing; provided that in the case of any of the


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 58

Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, (i) the Commitments shall thereupon terminate, (ii) the Notes of the Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) the Borrower shall be required to provide, immediately, cash collateral as contemplated by Section 2.15(j) in an amount equal to the Letter of Credit Exposure Upon the occurrence of any Event of Default, the Administrative Agent may (and shall if directed by the Required Banks) exercise any and all other rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

           Section 6.02. Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

           Section 6.03. Management; Collection of Accounts.

           (a) Upon the occurrence of an Event of Default, the Borrower will, at the Required Banks' request, at the Borrower's cost and expense, collect and otherwise enforce as Banks' property and in trust for Collateral Agent for the ratable benefit of the Administrative Agent and the Banks all amounts payable on or otherwise receivable with respect to the Accounts and Inventory of the Borrower. In such event, as to all moneys so collected and all other proceeds of Accounts and Inventory received by the Borrower, the Borrower shall receive in trust and shall deliver to Administrative Agent (or to a Lockbox Account or the Concentration Account) in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness. Upon any termination of the Borrower's authority to collect and enforce the Accounts and amounts payable with respect to Inventory (which Administrative Agent may do at any time after the occurrence of an Event of Default, or the occurrence of any event which, with the passage of time or giving of a Default notice or both, would constitute an Event of Default), Administrative Agent may send a notice of assignment and/or notice of the Collateral Agent's security interest to any and all customers or any third party otherwise concerned with any of the Accounts or such Inventory, and thereafter Administrative Agent shall have the sole right to collect and receive and/or take possession of the Accounts and such other amounts and the books and records relating thereto.

           (b) (i) the Borrower hereby constitutes the Agents or their respective designees on behalf of the Banks as the Borrower's attorney-in-fact with power: to receive, endorse, assign and/or deliver in its name or the name of the Borrower any notes, acceptances, checks, drafts, money orders or other evidences of payment or account that may come into its possession and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed; to sign the Borrower's name on any invoice or bill of lading relating to any of the Accounts; and to send verifications of Accounts; to do all other acts and things necessary to carry out this Agreement and, upon the occurrence of an Event of Default, to notify postal service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agents may designate. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agents or their respective designees shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable until all of the obligations of the Borrower to the Agents and the Banks under this Agreement and the Notes are paid in full and the Commitments are terminated.

                        (ii) The Collateral Agent, on behalf of the Banks, without notice to or consent of the Borrower but acting only at the direction of the Administrative Agent or the Required Banks, upon the occurrence of an Event of Default, (A) may make demand on, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon such terms as shall be determined by Administrative Agent in its sole discretion, any of the Accounts or any securities, instruments or insurance


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 59 applicable thereto and/or release the obligor thereon; and (B) is authorized and empowered to accept the return of the goods represented by any of the Accounts.

           (c) Nothing herein contained shall be construed to constitute the Borrower as agent of Administrative Agent or the Collateral Agent for any purpose whatsoever, and neither Agent shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except for the Agents' obligations, if any, under the Uniform Commercial Code with respect thereto or to the extent it is determined by a final judicial decision that either Agent's act or omission constituted gross negligence or willful misconduct). Neither Agent shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that either Agent's error, omission or delay constituted gross negligence or willful misconduct). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the Borrower's obligations under any contract or agreement assigned to either Agent, and no Agent shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

           (d) If any of the Accounts include a charge for any tax payable to any governmental tax authority, the Administrative Agent is hereby authorized (but in no event obligated) to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge Borrower's account therefor. The Borrower shall notify the Administrative Agent if any Accounts include any tax due to any such taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of such Accounts and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Accounts.

           Section 6.04. Status of Accounts.

           (a) With respect to Eligible Accounts Receivable of the Borrower in existence on the date hereof and at the time any future Eligible Accounts Receivable are included in any Borrowing Base Certificate, the Borrower represents and warrants that:

                        (i) the Borrower is the sole owner of the Account and is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every Account, free and clear of all liens except in favor of Collateral Agent for the ratable benefit of the Administrative Agent and the Banks or otherwise permitted hereunder;

                        (ii) each Account is a good and valid account representing a bona fide transaction completed in accordance with the terms and provisions contained in any documents related thereto;

                        (iii) the amount of the face value shown on any schedule of Accounts provided to the Administrative Agent and/or all invoices and statements delivered to the Agents with respect to any Account, are actually and absolutely owing to the Borrower for delivery of goods or services and are not contingent for any reason;

                        (iv) to the best of the Borrower's knowledge, there are no setoffs, counterclaims or disputes existing or asserted with respect thereto, the Account is not subject to a contra account, and the Borrower has not made any agreement with any account debtor thereunder for any deduction therefrom, except a discount or allowance allowed by the Borrower in the ordinary course of


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 60 its business for prompt payment consistent with past practices of the Borrower, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                        (v) none of the transactions underlying or giving rise to any Account shall violate in any material respect any applicable state or federal laws or regulations, and all documents relating to any Account shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms;

                        (vi) to the best of the Borrower's knowledge, all signatures and endorsements that appear on all documents and agreements relating to Accounts are genuine and each account debtor, guarantor or endorser thereunder (i) had the capacity, power and authority to contract at the time any such document or agreement giving rise to the Account was executed and (ii) is solvent and will continue to be fully able to pay all Accounts on which it is obligated in full when due;

                        (vii) all documents and agreements relating to Accounts are true and correct and in all respects what they purport to be and are not evidenced by a judgment;

                        (viii) to the best of the Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable or collectible thereunder from the amount of the invoice face value shown on any schedule of Accounts, and on all contracts, invoices and statements delivered to the Agents with respect thereto;

                        (ix) the goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest, except the lien of the Borrower as vendor thereof pursuant to the Uniform Commercial Code, the security interest of the Collateral Agent for the benefit of the Administrative Agent and the Banks pursuant to the Loan Documents;

                        (x) to the best of the Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any account debtor thereunder which might result in any material adverse change in the financial condition of such account debtor; and

                        (xi) they have not been pledged to any other Person.

           (b) the Borrower covenants that, from and after the date hereof:

                        (i) the Borrower shall maintain books and records pertaining to said Collateral in such detail, form and scope as Banks shall reasonably require;

                        (ii) the Borrower will, promptly upon learning thereof, report to the Administrative Agent any matters materially adversely affecting the value, enforceability or collectibility of any of the Accounts;

                        (iii) if any amount payable under or in connection with any Account is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to Collateral Agent for the ratable benefit of the Administrative Agent and the Banks as additional collateral;

                        (iv) other than in the ordinary course of business, the Borrower shall not re-date any invoice or sale, or make sales on extended terms dating beyond that customary in the industry;


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 61

                        (v) The Borrower shall conduct a physical count of its inventory at such intervals as the Administrative Agent may reasonably request, and promptly supply the Administrative Agent with a copy of such counts accompanied by a report of the value (based on the lower of average cost basis and market value) of such inventory;

                        (vi) The Borrower shall not, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Eligible Account Receivable, compromise or settle any Eligible Account Receivable for less than the full amount thereof, release in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon (other than discounts in the ordinary course of business for prompt payment consistent with past practices); provided, that, the Borrower may without the Administrative Agent's prior written consent grant extensions of time of payment for Accounts which are not Eligible Accounts Receivable, or compromise or settle any such Accounts for less than the full amount thereof or allow a credit or discount on any such Account, so long as such extension, compromise, settlement, credit or discount is in the ordinary course of the Borrower's business consistent with past practices and on such terms as may be customary in the industry.

           Section 6.05. Collateral Custodian. Upon the occurrence of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect Banks' interests and to report to the Administrative Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do whatever the Administrative Agent may reasonably request to preserve the collateral. All costs and expenses incurred by the Administrative Agent by reason of the employment of the custodian shall be charged to the Borrower's account and added to the amounts due and owing under this Agreement and the Notes.

           Section 6.06. Performance by the Agent. If Borrower or any Guarantor shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, either Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of Borrower or the applicable Guarantor. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any necessary and reasonable amount expended by the applicable Agent or the Banks in connection with such performance or attempted performance. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent, the Collateral Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of Borrower or any Guarantor under any Loan Document. An Agent may be obligated to pay certain amounts to the financial institutions party to the Lockbox Agreements from time to time, including without limitations, fees owed to such financial institutions arising from their lock box and other deposit account services and amounts sufficient to reimburse such financial institutions for the amount of any item deposited in the related account which is returned unpaid. In the event an Agent is required to pay any such amounts, the applicable Agent shall notify Borrower and Borrower shall promptly pay any amount so expended by such Agent to the such Agent. Amounts due and unpaid under this Section 6.06 may be funded as Swingline Loans or other Loans pursuant to the terms of Section 2.02(ii).

                                  ARTICLE VII.

                            The Administrative Agent
                            ------------------------

           Section 7.01. Appointment and Authorization. Fleet National Bank hereby resigns as the "Agent" under the Original Credit Agreement (except to the extent necessary to continue its role as the "Collateral Agent" as described below). Each Bank irrevocably appoints and authorizes JPMorgan Chase Bank to


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 62 take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The Borrower hereby approves the appointment of JPMorgan Chase Bank as Administrative Agent hereunder. The Administrative Agent and each Bank irrevocably appoints and authorizes Fleet National Bank to act as its nominee as collateral agent under this Agreement and the other Loan Documents (and continues the appointment of Fleet National Bank as the "Agent" under the Original Credit Agreement but only with respect to the Liens granted to the "Agent" under the Original Credit Agreement and the Loan Documents executed pursuant thereto) with such powers as are specifically designates to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as a reasonably incidental thereto, including, without limitation, to act as nominee for and behalf of the Administrative Agent and the Banks under this Agreement and the Loan Documents and in connection with the Lockbox Accounts with respect to the Liens created by the Security Agreement, and except, as otherwise expressly set forth herein, to take such action as may be requested by the Administrative Agent or the Required
Banks: provided, that, unless and until Collateral Agent shall have received any such request, Collateral Agent may take such administrative action, as it may deem advisable to protect the value of the Collateral and the ability of the Banks to realize the full amount thereof.

           Section 7.02. Agents and Affiliates. JPMorgan Chase Bank and Fleet National Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent or the Collateral Agent (as applicable), and JPMorgan Chase Bank, Fleet National Bank and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder.

           Section 7.03. Action by Agent. The obligations of either Agent under this Agreement or any other Loan Documents are only those expressly set forth herein or therein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

           Section 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

           Section 7.05. Liability of Agent. Neither Agent nor any of their respective directors, officers, agent, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or, with respect to the Collateral Agent, at the request of the Administrative Agent or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any other Loan Document or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith unless specifically requested to do so by a Bank. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 63

           Section 7.06. Indemnification. Each Bank shall, in accordance with its Applicable Percentage, indemnify each Agent and each Agent's Related Parties (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the indemnified parties' gross negligence or willful misconduct) that either Agent or any of their respective Related Parties may suffer or incur in connection with this Agreement or any other Loan Document (including, without limitation, in connection with the Lockbox Accounts) or any action taken or omitted by such Agent or Related Party hereunder or thereunder. If a Bank makes any indemnification payment to an indemnified party pursuant to this Section and thereafter such party receives payment from the Borrower in respect of the same indemnified amount, such indemnified party shall reimburse such Bank to the extent of its ratable share of such payment received by such party.

           Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

           Section 7.08. Successor Agents. The Administrative Agent may resign at any time by giving at least 15 days prior written notice thereof to the Banks, the Collateral Agent and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent approved by the Borrower (such approval not to be unreasonably withheld); provided that no approval of the Borrower shall be necessary if an Event of Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Required Banks and, if required, approved by the Borrower and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. The Collateral Agent may resign at any time by giving at least 30 days prior written notice thereof to the Administrative Agent, the Banks and the Borrower. Upon any such resignation, the Administrative Agent shall have the right to appoint a successor Collateral Agent approved by the Borrower (such approval not to be unreasonably withheld); provided that no approval of the Borrower shall be necessary if an Event of Default has occurred and is continuing. Upon the acceptance of its appointment as an Agent, each successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

           Section 7.09. Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

           Section 7.10. Sub-Agent; Issuing Banks; Swingline Lender. Either Agent may perform any of its obligations and exercise any of its rights under the Loan Documents by or through sub-agent. The provisions of this Article VII shall inure to the benefit of any sub-agent of any Agent, each Issuing Bank and the Swingline Lender in the same manner and to the same extent as they inure to the benefit of the such Agent.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 64

           Section 7.11. Perfection by Possession and Control; Deposit Accounts. The Administrative Agent and the Collateral Agent hereby appoint each of the other Banks to serve as bailee to perfect Collateral Agent's Liens in any Collateral in the possession of any such other Bank. Each Bank possessing any Collateral agrees to so act as bailee for the Collateral Agent in accordance with the terms and provisions hereof. In furtherance of the forgoing, each Bank acknowledges that the Borrower and certain of the Guarantors maintain deposit accounts at one or more of the Banks (all such accounts the "Loan Party Accounts"). Each Bank agrees to hold its Loan Party Accounts as bailee for the Collateral Agent to perfect the Collateral Agent's Liens in the proceeds of Collateral held therein. Each Bank who holds a Lockbox Account agrees to pay to the Administrative Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer all collected funds on deposit in its Lockbox Accounts. The Administrative Agent shall be the only party entitled to make withdrawals from or otherwise give any direction with respect to the Lockbox Accounts. Prior to the receipt by a Bank of a written notice of an Event of Default from the Administrative Agent, the Borrower and the Guarantors are entitled to make withdrawals from the Loan Party Accounts which are not Lockbox Accounts and make deposits into all the Loan Party Accounts. When a Bank has received a written notice of an Event of Default from the Administrative Agent, (a) the Administrative Agent shall be the only party entitled to make withdrawals from or otherwise give any direction with respect to the Loan Party Accounts, and (b) each Bank shall transfer, in immediately available funds by wire transfer to the Administrative Agent, the amount of the collected funds credited to the Loan Party Accounts it holds (to the extent not already doing so with respect to Lockbox Accounts) and deliver to the Administrative Agent all moneys or instruments relating thereto or held therein and any other Collateral at any time the Administrative Agent demands payment or delivery thereof by such written notice to such Bank. The Borrower and each Guarantor agrees that each Bank is authorized to immediately deliver all the Collateral to the Administrative Agent upon the Bank's receipt of such notice from the Administrative Agent. No Bank (other than the Administrative Agent acting for the benefit of the Secured Parties) shall exercise any right of set-off or banker's lien against any Loan Party Account for any obligations other than the Obligations; provided that a Bank shall be entitled to charge, or set-off against a Loan Party Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Loan Party Account and for the amount of any item credited to such Loan Party Account that is subsequently returned for any reason.

           Section 7.12. Powers and Immunities of Issuing Bank and Swingline Lender. Neither the Issuing Bank, the Swingline Lender nor any of their respective Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, neither the Issuing Bank nor the Swingline Lender: (i) shall have any duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank or for either Agent, (ii) shall be required to initiate any litigation or collection proceedings under any Loan Document, (iii) shall be responsible to any Bank or either Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (iv) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (v) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 65 expressly provided for by any Loan Document, the Issuing Bank and the Swingline Lender shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on the Agents and all of the other Banks; provided, however, that neither the Issuing Bank nor the Swingline Lender shall be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

                                 ARTICLE VIII.

                             Change in Circumstances
                             -----------------------

           Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR Rate Borrowing Required Banks advise the Administrative Agent that the LIBOR Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their LIBOR Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist,
(i) the obligations of the Banks to make LIBOR Loans or to convert outstanding Loans into LIBOR Loans shall be suspended, (ii) each outstanding LIBOR Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto, and (iii) unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any LIBOR Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date shall instead be made as a Base Rate Borrowing.

           Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make LIBOR Loans to the Borrower shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to the Borrower to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

           Section 8.03. Increased Cost and Reduced Return.

           (a) If on or after the date hereof, in the case of any Loan or any obligation to make Loans, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 66 authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Loans or Letters of Credit or its obligation to make such LIBOR Loans or issue Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any LIBOR Loan to the Borrower or issuing or maintaining any letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank setting forth the circumstances giving rise to such demand and a calculation of the amount or amounts demanded (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

           (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

           (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

           (d) Failure or delay on the part of a Bank or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank's or such Issuing Bank's, as the case may be, right to demand such compensation; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reduced returns incurred more than 270 days prior to the date such Bank notifies the Borrower thereof and of such Bank's intention to claim compensation therefor; provided further that, if the change in law or in the application of law giving rise to such increased costs or reduced returns is retroactive, than the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 67

           (e) The provisions of this Section also shall inure to the benefit of each Issuing Bank in its capacity as such.

           Section 8.04. Taxes.

           (a) For purposes of this Section 8.04(a), the following terms have the following meanings:

                     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, including any taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower that would not have been imposed on a payment by the Borrower, but excluding (i) in the case of each Bank and each Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or Agent (as the case may be), is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, (ii) in the case of each Bank and each Agent, taxes imposed solely by reason of such Bank or Agent (as the case may be) doing business in the jurisdiction imposing such tax, other than as a result of this Agreement or any Note or any transaction contemplated hereby (including the negotiation of any of the foregoing) and (iii) in the case of each Bank, any withholding tax imposed on such payments but only at a rate equal to the United States withholding tax that such Bank is (or would be) subject to on such payments by the Borrower at the time such Bank first becomes a party to this Agreement.

                     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Notes or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

           (b) Any and all payments by the Borrower to or for the account of any Bank or either Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

           (c) The Borrower agrees to indemnify each Bank and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted on amounts payable under this Section) paid by such Bank or the applicable Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or Agent (as the case may be) makes demand therefor. After any Bank or Agent (as the case may be) learns of the imposition of Taxes or Other Taxes, such Bank or Agent (as the case may be) will act in good faith promptly to notify the relevant Borrower of its obligations hereunder.



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 68

           (d) Each Foreign Bank, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with the appropriate form or forms (including any forms required to replace forms previously provided because of a change in a Bank's place of organization, principal office or Applicable Lending Office, or in the event that any forms are no longer valid because of their expiration or a change in law or regulations, other appropriate evidence of exemption or reduction as reasonably requested by the Borrower), certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from withholding tax imposed by the United States or reduces the rate of withholding tax (if any) on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is otherwise not subject to such withholding tax.

           (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form as required by Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to the withholding taxes that would not have been imposed if such form had been provided; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

           (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

           (g) If a Bank or an Agent shall receive a refund (including any offset or credit) from a taxation authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxation authority) of any Taxes or Other Taxes paid by the Borrower pursuant to Section 8.04(b) or (c), such Bank or Agent (as the case may be) shall promptly pay to the Borrower the amount so received, with interest received from the taxation authority with respect to such refund.

           Section 8.05. Base Rate Loans Substituted for Affected LIBOR Loans. If (i) the obligation of any Bank to make LIBOR Loans to the Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation from the Borrower under Section 8.03 or 8.04 with respect to its LIBOR Loans and the Borrower shall, by at least five LIBOR Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

           (a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and

           (b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 69

           Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make or maintain LIBOR Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or is receiving increased payments or indemnification payments under Section 8.04, the Borrower shall have the right to seek a bank or banks ("Substitute Banks"), which may be one or more of the Banks or one or more other banks satisfactory to the Administrative Agent, to purchase all (but not less than all) the Notes and the participations in the Letter of Credit Exposure and Swingline Loans of such Bank (the "Affected Bank") and, if the Borrower locates a Substitute Bank, the Affected Bank shall, upon payment to it of the purchase price agreed between it and the Substitute Bank (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of its Loans and accrued interest thereon to the date of payment plus the Affected Bank's Applicable Percentage of all unreimbursed Letter of Credit Disbursements) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder, assign all its rights and obligations under this Agreement and the Notes to the Substitute Bank, and the Substitute Bank shall assume such rights and obligations, whereupon the Substitute Bank shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank. Any assignment by an Affected Bank pursuant to this Section shall be treated as a prepayment of the Affected Bank's LIBOR Loans for purposes of Section 2.12.

                                  ARTICLE IX..

                                  Miscellaneous
                                  -------------

           Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, any Issuing Bank, the Swingline Lender or either Agent, at its address or its telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or its telecopy number set forth in its Administrative Questionnaire, or (z) in the case of any party, such other address or other telecopy or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation of receipt or answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

           Section 9.02. No Waivers. No failure or delay by the Administrative Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           Section 9.03. Expenses; Indemnification.

           (a) Subject to the limitations in Section 5.06 with respect to the obligations to pay for field examinations and inventory appraisals, the Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, the Collateral Agent and (in the case of expenses relating to any Letter of Credit) each Issuing Bank, including reasonable fees and disbursements of special counsel for each Agent in connection with the preparation and administration of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder; any fees and expenses incurred in


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 70 connection with field examinations of the Collateral (if payment is required by the Borrower) and inventory appraisals; provided that when no Default exists, neither Agent shall incur more than $10,000 in fees or expenses (relating to a single expense or a series of expenses) without prior written consent from the Borrower, provided further that the forgoing limitation does not apply to (A) reasonable fees and expenses of each Agent's legal counsel or (B) any other expenditure which has been previously approved by the Borrower, and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by either Agent, each Issuing Bank and each Bank, including, without limitation, reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

           (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Bank, their respective affiliates and the respective directors, officers, agent and employees of the foregoing (each an "Indemnitee") and hold each such Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including any of the foregoing with respect to Environmental Laws applicable to the Borrower or any Subsidiary), including, without limitation, the reasonable fees and disbursements of counsel, which may be actually incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.

           Section 9.04. Setoffs.

           (a) Subject to the obligations under Section 7.11, each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of its claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the claims in respect of Letter of Credit Disbursements and Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of claims in respect of Letter of Credit Disbursements and of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a claim in respect of a Letter of Credit Disbursement or in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

           (b) In addition to any rights and remedies of the Banks provided by law but subject to the obligations under Section 7.11, each Bank shall have the right, without prior notice the Borrower or any of its Subsidiaries, any such notice being expressly waived to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or any of its Subsidiaries hereunder (whether at the stated maturity, by acceleration or otherwise) or under any of the other Loan Documents, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower or


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 71 any of its Subsidiaries, as the case may be, and whether or not such Bank is otherwise fully secured. Each Bank agrees promptly to notify the Borrower and the Agents after any such setoff and application made by such Bank, provided, that the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT TO DIRECT THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANKS OF THEIR RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

           Section 9.05. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by, or approved in writing by, the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender are affected thereby, by the Administrative Agent or such Issuing Bank or the Swingline Lender, as the case may be); provided that no such amendment or waiver shall, unless signed by, or approved in writing by, all the Banks affected thereby (i) increase or decrease the Total Commitment from that in effect on the Closing Date or the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate or amount of interest on any Loan or any claim for reimbursement of a Letter of Credit Disbursement or any fees hereunder,
(iii) postpone the date fixed for any payment of principal (but not a mandatory prepayment) of or interest on any Loan or for any reimbursement of a Letter of Credit Disbursement or for payment of any fees hereunder or for any reduction or termination of any Commitment, (iv) change the respective Applicable Commitments or the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change the ratable treatment of the Banks under any provision of this Agreement that provides for such ratable treatment, (vi) release any Guarantor that is a Material Subsidiary from its Guarantee under the Guarantee Agreements, (vii) increase the advance rates under the Borrowing Base in excess of the advance rates in effect on the Effective Date, (viii) direct the Collateral Agent to release any portion of the Collateral greater than five percent (5%) of the aggregate amount of the Collateral or (ix) release or discharge any of the obligations of the Borrower under the Loan Documents. If the Borrower is successful in raising additional equity, the Net Proceeds contributed to the Borrower in connection therewith equals or exceeds $50,000,000, no Default exists and the Borrower requests amendments to the restrictive covenants contained in this Agreement in connection with such additional equity contribution in light of the improved financial position of the Borrower as a result thereof, the Agents and the Banks agree that they will not charge an amendment fee in connection with any resulting amendment entered into in connection therewith. The forgoing sentence shall not obligate either Agent or any of the Banks to enter into any such amendment.

           Section 9.06. Successors and Assigns.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any affiliate of


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 72 the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                        (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Bank, an affiliate of a Bank, an Approved Fund (as defined below) or, if an Event of Default under clauses
(a), (g) or (h) of Section 6.01 has occurred and is continuing, any other assignee; and

                        (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Bank with a Commitment immediately prior to giving effect to such assignment.

               (ii) Assignments shall be subject to the following additional conditions:

                        (A) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clauses (a), (g) or (h) of Section 6.01 has occurred and is continuing;

                        (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement;

                        (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                        (D) the assignee, if it is not a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire.

           For the purposes of this Section 9.06(b), the term "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by
(a) a Bank, (b) an affiliate of such Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 73

Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 8.03 and 8.04). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 9.06 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans and Letter of Credit Disbursements owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

           (c) (i) Any Bank may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Bank's obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.05 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of clauses (a), (g) or (h) of Section 6.01 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04(b) as though it were a Bank, provided such Participant agrees to be subject to Section 9.04(a) as though it were a Bank.

               (ii) A Participant shall not be entitled to receive any greater payment under Sections 8.03 or 8.04 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 8.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 8.04 as though it were a Bank.


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 74

           (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

           Section 9.07. Governing Law; Submission to Jurisdiction. This Agreement, each Note and each other Loan Document shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are relying (at least in part) on, Section 5-1401 of the General Obligations Law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

           Section 9.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts and on telecopy counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, including, without limitation, the Original Credit Agreement.

           Section 9.09. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           Section 9.10. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agent, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) for purposes of evaluating Loans, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent any Issuing Bank or any Bank on a nonconfidential basis from a source other than the Borrower or any Subsidiary. For the purposes of this Section, "Information" means all information received in writing from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Bank on a


SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 75 nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of non-financial information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

           Section 9.11. Replacement Note. Upon receipt of an appropriate and reasonably acceptable affidavit of an officer of the affected Bank as to the loss, theft, destruction or mutilation of any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount (as to any Note) and in any event of like tenor.

           Section 9.12. Usury. All agreements between the Borrower (on the one hand) and the Administrative Agent or any of the Banks (on the other hand) relating to the Financing Transactions are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Notes or otherwise, shall the amount paid or agreed to be paid for the use or the forbearance of the Indebtedness represented by any Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower, the Administrative Agent and the Banks, in the execution, delivery and acceptance of the Notes, to contract in strict compliance with the laws of the State of New York. If, under any circumstances whatsoever, performance or fulfillment of any provision of any of the Notes or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Administrative Agent or any Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. The provisions of this Section 9.12 shall control every other provision of this Agreement and of each Note.

           Section 9.13. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken.

           Section 9.14. Replacement/Restatement of Original Credit Agreement; Contribution; Intercompany Subordination.

           (a) Amendment, Restatement and Ratification. This Agreement amends and restates in its entirety the Original Credit Agreement. The execution of this Agreement, the Notes and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Original Credit Agreement nor does it constitute a novation with respect to such indebtedness. The Borrower, the Agents and the Banks ratify and confirm each of the Loan Documents entered into prior to the Effective Date (but excluding the Original Credit Agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. However, for all matters arising prior to the Effective Date (including, without limitation, the accrual and payment of interest and fees, and matters relating to indemnification), the terms of the Original Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. Without limiting the generality of the foregoing and notwithstanding anything in any



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 76

Loan Document to the contrary, the Borrower, the Agents and the Banks agree and acknowledge that:

               (i) the term "Credit Agreement" as used in each Loan Document means this Agreement and any reference in any description of the Original Agreement to the Agent shall mean both Agents;

               (ii) the term "Administrative Agent" as used in the Security Agreement means Fleet National Bank, as Collateral Agent;

               (iii) the term "Agent", as used in the definition of the term "Borrower Obligations" that is contained in the Security Agreement, means either or both Agents;

               (iv) the term "Lender", as used in the Security Agreement, includes the Administrative Agent;

               (v) Any reference to FFI International, Inc. in any Loan Document means Elizabeth Arden International Holding, Inc. (formerly FFI International, Inc.) and

               (vi) the term "Agent" as used in the following places in the Guarantee Agreement:

                        (a) the first sentence of clause (a) of Section 1 means both Agents;

                        (b) the second sentence of clause (a) of Section 1 and the first and second usage in the first sentence of Section 6 means the Administrative Agent;

                        (c) the first usage in the first sentence of clause (b) of Section 1 means the Collateral Agent;

                        (d) the second usage in the first sentence of clause (b) of Section 1 means either Agent;

                        (e) all other usages means either or both Agents as the context requires;

               (vii) references to any specific section or article of the Uniform Commercial Code in any Loan Document shall mean a reference to the corresponding section of the Uniform Commercial Code as amended; and

               (viii) The term "Obligations" as defined in the Guarantee Agreement and the term "Borrower Obligations" as defined in the Security Agreement include, without limitation, all obligations, indebtedness, and liability of the Borrower to the Agents and the Banks, or any one of them, arising under this Agreement and the Notes executed pursuant hereto.

           (b) Release. THE BORROWER AND EACH GUARANTOR REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR DEFENSES OR COUNTERCLAIMS TO, ITS OBLIGATIONS UNDER THE ORIGINAL CREDIT AGREEMENT, AS AMENDED AND RESTATED BY THIS AGREEMENT, or under THE OTHER LOAN DOCUMENTS. TO INDUCE THE AGENTS AND THE BANKS TO ENTER INTO THIS AGREEMENT, THE BORROWER AND (by its execution of this Agreement below) EACH GUARANTOR WAIVES ANY AND ALL



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 77

SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND RELATING TO THE ORIGINAL CREDIT AGREEMENT OR THE LOAN DOCUMENTS.

           (c) Contribution. The Borrower and the Guarantors, together desire to allocate among themselves (the "Contributing Obligors"), in a fair and equitable manner, their obligations arising under the Loan Documents. Accordingly, in the event any payment or distribution is made by the Borrower or a Guarantor under the Loan Documents (a "Funding Obligor") that exceeds its Fair Share (as defined below), that Funding Obligor shall be entitled to a contribution from each of the other Contributing Obligors in the amount of such other Contributing Obligor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Obligor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Obligor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Obligor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Obligors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Obligors under this Agreement in respect of the Obligations. "Fair Share Shortfall" means, with respect to a Contributing Obligor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Obligor over the Aggregate Payments of such Contributing Obligor. "Adjusted Maximum Amount" means, with respect to a Contributing Obligor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Obligor under the Loan Documents to which it is a party determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Obligor for purposes of this Section 9.14(c), the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Obligor. "Aggregate Payments" means, with respect to a Contributing Obligor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Obligor in respect of the Loan Documents (including, without limitation, in respect of this Section 9.14(c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Obligor. The allocation among Contributing Obligors of their obligations as set forth in this
Section 9.14(c) shall not be construed in any way to limit the liability of any Contributing Obligor under any Loan Document. In the event a payment is made by Borrower or a Guarantor in excess of its Fair Share, then such party shall be subrogated to the rights then held by Agents and the Banks with respect to the Obligations to the extent to which the Obligations were discharged by such party and, in addition, upon payment by such party of any sums to an Agent or any Bank in excess of its Fair Share, all rights of such party against Borrower or the other Guarantors or against any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Obligations. By becoming a party to the Guarantee Agreement, each Subsidiary who becomes a Guarantor after the date hereof shall be bound by the provisions of this Section 9.14(c) and Section 9.14(d).

           (d) Intercompany Subordination. Borrower and each Guarantor agrees that the Intercompany Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Obligated Party Obligations (as defined below) as herein provided. The Intercompany Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Intercompany Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Subordination Party (hereafter defined) or received, accepted, retained or



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 78 applied by any Guarantor unless and until the Obligated Party Obligations shall have been paid in full in cash; except that prior to the occurrence and continuance of a Default, a Guarantor shall have the right to receive, accept, retain and apply payments on the Intercompany Subordinated Indebtedness made in the ordinary course of business. After the occurrence and during the continuance of a Default, no payments may be made or given, directly or indirectly, by or on behalf of any Subordination Party or received, accepted, retained or applied by any Guarantor unless and until the Obligated Party Obligations shall have been paid in full in cash. If any sums shall be paid to a Guarantor by any Subordination Party or any other Person on account of the Intercompany Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such party for the benefit of the Agents and the Banks and shall forthwith be paid to the Administrative Agent without affecting the liability of any Guarantor under the Loan Documents and may be applied by the Administrative Agent against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral. Upon the request of the Administrative Agent, each Guarantor shall execute, deliver, and endorse to the Administrative Agent such documentation as the Administrative Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Agreement, the term "Intercompany Subordinated Indebtedness" means, with respect to each Guarantor, all indebtedness, liabilities, and obligations of any other Guarantor and of Borrower (herein a "Subordination Party") to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such party. The term "Obligated Party Obligations" means, with respect to any Subordination Party, all obligations, indebtedness and liability of such Subordination Party to the Agents and the Banks or any one of them under the Loan Documents (including, without limitation, any and all post-petition interest and expenses whether or not allowed under any bankruptcy, insolvency or other similar law). Each Guarantor agrees that any and all Liens (including any judgment liens) upon any Subordination Party's assets securing payment of any Intercompany Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Subordination Party's assets securing payment of the Obligated Party Obligations or any part thereof, regardless of whether such Liens in favor of a Guarantor, an Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of the Administrative Agent, no Guarantor shall (i) file suit against any Subordination Party or exercise or enforce any other creditor's right it may have against any Subordination Party, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Subordination Party to such party or any Liens held by such party on assets of any Subordination Party. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Subordination Party as debtor, the Administrative Agent shall have the right to prove and vote any claim under the Intercompany Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Intercompany



SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 79

Subordinated Indebtedness until the Obligated Party Obligations have been paid in full in cash. The Administrative Agent may apply any such dividends, distributions, and other payments against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             ELIZABETH ARDEN, INC.

                             By: /s/ Marcey Becker
                                 -----------------------------------------------
                                 Name: Marcey Becker
                                 Title: Senior Vice President, Finance

Address:
--------

Elizabeth Arden, Inc.
14100 NW 60th Avenue
Miami Lakes, Florida  33014
Attn: Oscar Marina
Phone No.: (305) 818-8000
Facsimile No.: (305) 818-8010








SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 80

                             JPMORGAN CHASE BANK, individually as a Bank, an Issuing Bank and as Administrative Agent

                             By: /s/ Kevin D. Padgett
                                 -----------------------------------------------
                                 Name: Kevin D. Padgett
                                 Title: Vice President

Address:
--------

JPMorgan Chase Bank
P. O. Box 660197
2200 Ross Avenue, 4th Floor
Dallas, Texas  75266-0197
Telephone No.:        (214) 965-3700
Telecopy No.:         (214) 965-4731

Lending Office for Base Rate
Loans and Libor Loans:
----------------------

JPMorgan Chase Bank
394 North Service Road, 3rd Floor
Melville, NY  11747-3142
Attn:  Asset Based Operations







SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 81

                             FLEET NATIONAL BANK,
                             as Collateral Agent and a Bank


                             By: /s/ Scott A. McCaughey
                                 -----------------------------------------------
                                 Scott A. McCaughey
                                 Vice President


Address:

Fleet National Bank
111 Westminster Street
Providence, RI  02903

Telephone No.:        (401) 278-6983
Telecopy No.:

Domestic Lending Office:
------------------------

Fleet National Bank
111 Westminster Street
Providence, RI  02903

LIBOR Lending Office:
---------------------

Fleet National Bank
111 Westminster Street
Providence, RI  02903




SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 82

                             OTHER BANKS:
                             ------------

                             LASALLE BUSINESS CREDIT, INC.

                             By: /s/ Jeffrey Joslin
                                 -----------------------------------------------
                                 Name: Jeffrey Joslin
                                 Title: Vice President


                             U. S. BANK BUSINESS CREDIT
                             (f/n/a Firstar Bank N.A.)

                             By: /s/ Thomas Visconti
                                 -----------------------------------------------
                                 Name: Thomas Visconti
                                 Title: Vice President



                             HELLER FINANCIAL, INC.

                             By: /s/ W. Jerome McDermott
                                 -----------------------------------------------
                                 Name: W. Jerome McDermott
                                 Title: Duly Authorized Signatory



                             ORIX FINANCIAL SERVICES, INC.

                             By: /s/ Christopher W. Coulomb
                                 -----------------------------------------------
                                 Name: Christopher W. Coulomb
                                 Title: Vice President



                             WACHOVIA BANK, NATIONAL ASSOCIATION
                             (f/n/a First Union National Bank)

                             By: /s/ Eric Butler
                                 -----------------------------------------------
                                 Name: Eric Butler
                                 Title: Managing Director




SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 83

                             SIEMENS FINANCIAL SERVICES, INC.

                             By: /s/ Frank Amodie
                                 -----------------------------------------------
                                 Name: Frank Amodie
                                 Title: Vice President - Credit



                             CREDIT SUISSE FIRST BOSTON, Cayman Island Branch

                             By: /s/ Karl Studer
                                 -----------------------------------------------
                                 Name: Karl Studer
                                 Title: Director


                             By: /s/ Karin Zehnder
                                 -----------------------------------------------
                                 Name: Karin Zehnder
                                 Title: Assistant Vice President



                             THE PROVIDENT BANK

                             By: /s/ Michael D. Shover
                                 -----------------------------------------------
                                 Name: Michael D. Shover
                                 Title: Assistant Vice President








SECOND AMENDED AND RESTATED CREDIT AGREEMENT, Page 84

            Consent of Guarantors and Reaffirmation of Loan Documents
            ---------------------------------------------------------

           Each of the undersigned Guarantors hereby (a) agrees that the Guarantee Agreement is and shall remain in full force and effect; (b) agrees that the Security Agreement and the Guarantee Agreement, each is and shall remain in full force and effect; (c) ratifies and confirms all terms and provisions of the Guarantee Agreement and Security Agreement, (d) acknowledges its consent and agreement to this Agreement (including without limitation, the provisions of Section 9.14 hereof) and agrees to be bound thereby, (e) acknowledges and agrees that all Loans and Letters of Credit issued under this Agreement constitute "Obligations" under the Guarantee Agreement and "Borrower Obligations" under the Security Agreement, and (f) agrees that all liens, security interests and other encumbrances granted under the Security Agreement in favor of the Collateral Agent secure the credit extended under this Agreement.

                             FD MANAGEMENT, INC.

                             By: /s/ E. Scott Beattie
                                 -----------------------------------------------
                                 Name: E. Scott Beattie
                                 Title: President


                             DF ENTERPRISES, INC.

                             By: /s/ E. Scott Beattie
                                 -----------------------------------------------
                                 Name: E. Scott Beattie
                                 Title: President


                             ELIZABETH ARDEN INTERNATIONAL
                             HOLDING, INC., (formerly FFI International, Inc.)

                             By: /s/ E. Scott Beattie
                                 -----------------------------------------------
                                 Name: E. Scott Beattie
                                 Title: President








CONSENT OF GUARANTORS AND REAFFIRMATION OF LOAN DOCUMENTS - Solo Page

                         Index to Exhibits and Schedules
                         -------------------------------

Exhibits
--------

A              Form of Promissory Note

B Form of Opinion of Weil, Gotshal & Manges, LLP, counsel for the Borrower and the Guarantors

C              Form of Borrowing Base Certificate

D              Form of Consent and Subordination Agreement

E              Form of Compliance Certificate

F              Form of Assignment and Assumption Agreement

Schedules:
----------

1.01           Commitments

1.01(a)        Existing Letters of Credit

4.05           Litigation

4.09           Subsidiaries

4.14           Locations

4.15           Licenses, Trademarks and Distribution Agreements

4.19           Deposit Accounts; Lockbox Agreements

5.09           Permitted Investments

5.10           Liens






LIST OF EXHIBITS AND SCHEDULES, Solo Page